                                                                    EXHIBIT 10.2


                            SHARE PURCHASE AGREEMENT

                                 by and among

                     P-Com, Inc., a Delaware corporation,

               P-Com (UK) Services Limited, an English company,

                     R T Masts Limited, an English company

                                      and
                Certain Individuals and Entities Defined Herein

                        Dated as of October 14, 1997
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

                                           TABLE OF CONTENTS

                                                                                                 Page


ARTICLE I           PURCHASE, SALE AND SURRENDER OF SECURITIES................................     3

     Section 1.1    Purchase, Sale and Surrender of Securities................................     3

     Section 1.2    Waiver of Pre-Emption Provisions..........................................     3


ARTICLE II          PURCHASE PRICE............................................................     4

     Section 2.1    Consideration.............................................................     4

     Section 2.2    Amount....................................................................     4


ARTICLE III         REPRESENTATIONS AND WARRANTIES............................................     5

     Section 3.1    Representations and Warranties of the Company and Each Securityholder.....     5

          (a)       Organization of Company...................................................     5

          (b)       Capital Structure.........................................................     6

          (c)       Authorization of Company and Securityholders..............................     7

          (d)       Conflict..................................................................     7

          (e)       No Consent Required.......................................................     7

          (f)       Financial Information.....................................................     8

          (g)       Absence of Certain Changes and Events.....................................     8

          (h)       Conduct of Business.......................................................     9

          (i)       Undisclosed Liabilities...................................................     9

          (j)       Inventory.................................................................     9

          (k)       Taxes.....................................................................    10

          (l)       General...................................................................    11

          (m)       Taxable Profits...........................................................    12

          (n)       Capital Assets............................................................    12

          (o)       Capital Allowances........................................................    13

          (q)       Distributions and ACT.....................................................    13

          (r)       Stamp Duty................................................................    14

          (s)       Anti-avoidance............................................................    14

          (t)       Inheritance Tax...........................................................    14

          (u)       Events Since 30 September 1996............................................    14

          (v)       VAT.......................................................................    15

          (w)       VAT on Property...........................................................    16

          (x)       Customs Duties............................................................    16

          (y)       Employee Matters..........................................................    16

          (z)       Compliance With Law.......................................................    17

          (aa)      Governmental Consents.....................................................    17

          (ab)      Intellectual Property Rights..............................................    17

          (ad)      Restrictive Documents or Orders...........................................    18

          (ae)      Contracts and Commitments.................................................    19

          (af)      Title to the Property.....................................................    19

          (ag)      Litigation................................................................    23

          (ah)      Labor Relations...........................................................    23
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                                       i
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

          (ai)      Brokers' and Finders' Fees/Contractual Limitations........................    28

          (aj)      Interested Party Relationships............................................    28

          (ak)      Certain Payments..........................................................    28

          (al)      Products Liability........................................................    29

          (am)      Product Warranties........................................................    29

          (an)      Returns...................................................................    29

          (ao)      Customers.................................................................    29

          (ap)      Suppliers.................................................................    29

          (aq)      Books and Records.........................................................    29

          (ar)      Complete Disclosure.......................................................    29

          (au)      Insurance.................................................................    30

          (av)      Environmental Matters.....................................................    30

          (aw)      Backlog...................................................................    30

          (ax)      Accounts Receivable.......................................................    31

          (ay)      Regulation S..............................................................    31

          (az)      No Directed Selling Efforts...............................................    31

          (ba)      Offshore Transaction......................................................    31

          (bb)      Non U.S. Person...........................................................    32

          (bc)      Prior Agreements..........................................................    34

          (bd)      Agents, Guarantees etc....................................................    34

          (be)      Data Protection Act.......................................................    34

          (bg)      Purchase of Shares........................................................    34

          (bh)      No Loans..................................................................    35

          (bi)      No Partnership or Insider Contracts.......................................    35

          (bj)      No Market Conditioning....................................................    35

          (bk)      Pooling of Interests......................................................    35

     Section 3.2    Representations and Warranties of P-Com...................................    35

          (a)       Organization..............................................................    35

          (b)       Brokers' and Finders' Fees................................................    36

          (c)       SEC Filings...............................................................    36

          (d)       Valid Issuance of Purchase Shares.........................................    36

          (e)       Authorization of P-Com and Purchaser......................................    36

          (f)       Government Consents.......................................................    36

          (g)       Litigation................................................................    37

          (h)       No Conflict or Default....................................................    37

          (i)       Limitation on Liability...................................................    37

          (j)       Absent Fraud, Termination of Liability and Representations,
                    Warranties, Covenants and Agreements......................................    37

          (k)       FIRPTA....................................................................    37


ARTICLE IV COVENANTS..........................................................................    38

     Section 4.1    Covenants Against Disclosure..............................................    38

     Section 4.2    Accounts..................................................................    38

     Section 4.3    Non-Competition...........................................................    40

     Section 4.4    Maintenance of Business...................................................    44

     Section 4.5    Access to Information.....................................................    47

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                                       ii
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
     Section 4.6    Regulation S Compliance...................................................    47

     Section 4.7    Necessary Consents........................................................    48

     Section 4.8    Best Efforts..............................................................    48

     Section 4.9    Exclusivity; Acquisition Proposals........................................    49

     Section 4.10   Breach of Representations, Warranties, Agreements and
                    Covenants.................................................................    50

     Section 4.11   Legal Conditions..........................................................    50

     Section 4.12   Shareholders' Meeting.....................................................    50

     Section 4.13   No Transfer...............................................................    50

     Section 4.14   Legal Conditions of the Company and the Securityholders...................    50

     Section 4.15   Pooling Treatment.........................................................    51


ARTICLE V CLOSING.............................................................................    51

     Section 5.1    Time of Closing...........................................................    51

     Section 5.2    Deliveries by Company and Securityholders.................................    51

          (a)       Certificates and Instruments..............................................    51

          (b)       Escrow Agreement..........................................................    52

          (c)       Corporate Minute Books....................................................    52

          (d)       Certificate of Good Standing..............................................    52

          (e)       Closing Documents.........................................................    52

          (f)       Books and Records.........................................................    52

          (g)       Consents..................................................................    52

          (h)       Certificate...............................................................    52

          (j)       Service Agreements........................................................    52

          (k)       Deed of Tax Indemnity.....................................................    52

          (l)       Resignations..............................................................    52

          (m)       Pooling Opinions..........................................................    52

          (n)       Charges and Liens.........................................................    53

          (o)       Disclosure Letter.........................................................    53

          (p)       Bank Loans................................................................    53

          (q)       Minutes...................................................................    53

          (r)       Deed of Resignation and Appointment of Trustees...........................    53

          (s)       Non-Competition Agreements................................................    53

          (t)       Service Agreements........................................................    53

          (u)       Other Documents...........................................................    53

     Section 5.3    Sale of all Securities....................................................    53

     Section 5.4    Deliveries by Purchaser...................................................    54

     Section 5.5    Further Assurances........................................................    55


ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS................................................    55

     Section 6.1    Conditions to Obligations of P-Com and Purchaser..........................    55

          (a)       Certificates for Securities...............................................    55

          (b)       Representations and Warranties............................................    55

          (c)       Performance of Agreement..................................................    55

          (d)       No Material Adverse Effect................................................    56

          (e)       Absence of Governmental or Other Objection................................    56

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                                      iii
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
          (f)       Certificate of Managing Director and Securityholders......................    56

          (g)       Execution of Escrow Agreement.............................................    56

          (h)       Third Party Consents......................................................    56

          (i)       Proprietary Agreements....................................................    56

          (j)       Securityholder Agreement..................................................    56

          (k)       Documents.................................................................    56

          (l)       Schedules.................................................................    56

          (m)       Tax Forms.................................................................    56

          (n)       Other Matters.............................................................    57

          (o)       Tax Deed..................................................................    57

          (p)       Pooling of Interests Transaction..........................................    57

     Section 6.2    Conditions to Obligations of the Company and the
                    Securityholders...........................................................    57


ARTICLE VII INDEMNIFICATION...................................................................    58

     Section 7.1    Survival of Representations, Warranties, Covenants and
                    Agreements................................................................    58

     Section 7.3    Termination of Indemnity and Representations and Warranties...............    61

     Section 7.4    Limitation on Indemnification.............................................    62

     Section 7.5    Limitations...............................................................    62


ARTICLE VIII MISCELLANEOUS PROVISIONS.........................................................    64

     Section 8.1    Notice....................................................................    64

     Section 8.2    Entire Agreement..........................................................    65

     Section 8.3    Binding Effect; Assignment................................................    65

     Section 8.4    Expenses of Transaction...................................................    65

     Section 8.5    Waiver; Consent...........................................................    65

     Section 8.6    Third-Party Beneficiaries.................................................    66

     Section 8.7    Counterparts..............................................................    66

     Section 8.8    Severability..............................................................    66

     Section 8.9    Governing Law.............................................................    66

     Section 8.10   No Reliance...............................................................    67

     Section 8.11   Other Remedies............................................................    67

     Section 8.12   Mutual Drafting...........................................................    67

     Section 8.13   Attorneys Fees............................................................    67

     Section 8.14   Appointment and Indemnity of Escrow Committee.............................    68

     Section 8.15   Guarantee.................................................................    68

     Section 8.16   Non-Competition Agreements................................................    68


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EXHIBIT 2.2             ESCROW AGREEMENT
EXHIBIT 5.2             POWER OF ATTORNEY
[EXHIBIT 5.2(j)(i)      PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT]
EXHIBIT 5.2(j)(ii)      SERVICE AGREEMENTS
EXHIBIT 5.2(k)          DEED OF TAX INDEMNITY
EXHIBIT 5.2(l)          DEED OF RESIGNATION OF DIRECTORS AND OFFICERS
EXHIBIT 5.2(r)          DEED OF RESIGNATION AND APPOINTMENT OF TRUSTEES
EXHIBIT 6.1(j)          SECURITYHOLDER AGREEMENT
EXHIBIT 8.16            NON-COMPETITION AGREEMENTS


SCHEDULE 3.1            DISCLOSURE LETTER
SCHEDULE 3.1(b)         CAPITAL STRUCTURE
SCHEDULE 3.1(j)         INVENTORY
SCHEDULE 3.1(z)         GOVERNMENTAL PERMITS
SCHEDULE 3.1(ab)        INTELLECTUAL PROPERTY RIGHTS
SCHEDULE 3.1(ae)        CONTRACTS
SCHEDULE 3.1(af)        PROPERTIES
SCHEDULE 3.1(ah)        EMPLOYEES
SCHEDULE 3.1(ao)        CUSTOMERS
SCHEDULE 3.1(ap)        SUPPLIERS
SCHEDULE 3.1(au)        INSURANCE
SCHEDULE 3.1(aw)        BACKLOG
SCHEDULE 3.1(ax)        ACCOUNTS RECEIVABLE

                                       v

                            SHARE PURCHASE AGREEMENT


THIS AGREEMENT is dated as of October 14, 1997 by and among:

1. P-Com, Inc., a Delaware corporation, of 3175 S Winchester Boulevard, Campbell, California 95008, United States of America ("P-Com");

2. P-COM Services (UK) Limited, a company incorporated in England and Wales with registered number 3416747 whose registered office is at Hasilwood House, 60 Bishopsgate, London EC2N 4AJ ("Purchaser");

3. R.T. Masts Limited, a company incorporated in England and Wales with registered number 01981078 whose registered office is at 3/4 Morris Close, Park Farm North, Wellingborough, Northants NN8 6XF (the "Company");

4. Andrew William Perkins of 45 Swinford Hollow, Little Billing, Northampton NN3 9HP, Mary Perkins of 3 Weavers End, Hanslope, Milton Keynes MK19 7PA, Mark Robert Perkins of 24 Magnolia Close, Abington Vale, Northampton NN3 3XE, Jacqueline Perkins of 24 Magnolia Close aforesaid, Peter Lewis Clayson of 32 Obelisk Rise, Kingsthorpe, Northampton NN2 8QT and Irene Clayson of 32 Obelisk Rise aforesaid (in respect of the securities legally and beneficially owned by them) (together called the "Non-Trustee Securityholders");

5. William Robert Perkins of 3 Weavers End, Hanslope, Milton Keynes MK19 7PA, Mary Perkins, Mark Robert Perkins and Andrew William Perkins as trustees of the trust known as the Andrew Perkins Trust constituted on February 14, 1995;

6. William Robert Perkins, Mary Perkins, Mark Robert Perkins and Andrew William Perkins as trustees of the trust known as the Mark Perkins Trust constituted on February 16, 1995;

7. Mark Robert Perkins and Andrew William Perkins as trustees of the trust known as The Perkins 1997 Trust constituted on September 29, 1997;

8. Irene Clayson and Peter Lewis Clayson as trustees of the trust known as The Clayson 1997 Interest in Possession Trust constituted on September 29, 1997;

9. Mark Robert Perkins and Jacqueline Perkins as trustees of the trust known as the Ryan Perkins Trust constituted on September 29, 1997;

10. Mark Robert Perkins and Jacqueline Perkins as trustees of the trust known as the Aimee Perkins Trust constituted on September 29, 1997; and

11. Mark Robert Perkins and Jacqueline Perkins as trustees of the trust known as the Kathryn Perkins Trust constituted on September 29, 1997

     (collectively, the persons in paragraphs 5 to 11 comprising the "Trustee Securityholders" and the Non-Trustee Securityholders and the Trustee Securityholders shall together be called the "Securityholders").

WHEREAS, Purchaser desires to acquire all of the rights of share ownership of the Securityholders through the purchase by Purchaser of all of the issued share capital of the Company and by payment for the surrender of all outstanding options and all other rights to acquire share capital of the Company; and

WHEREAS, in furtherance thereof, and at the request of Purchaser, P-Com will pay to each Securityholder consideration in the form of shares of the Common Stock of P-Com for the issued share capital of the Company;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

     DEFINITIONS AND INTERPRETATIONS

1. In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

"AGREED FORM" means in a form agreed by the relevant parties thereto and initialled by or on behalf of such parties;

"OFFICE STAFF" means M Tillcock, R Bates, R Palmer, A Burton, N Tittertan, S Doll, L J Brooks, T Burton, A Dewin, S Dixon, A Edmead, N York, J Spick, A Farrow;

"PRINCIPAL SECURITYHOLDERS" means William Robert Perkins, Mark Perkins, Mary Perkins, Andrew Perkins and Irene Clayson;

"SECURITYHOLDERS' SOLICITORS" means Howes Percival of 252 Upper Third Street, Grafton Gate East, Central Milton Keynes, MK9 1DZ;

"WARRANTIES" means the representations and warranties set out in Section 3.1;

"SECURITYHOLDERS' ACCOUNTANTS" means Coopers and Lybrand of Central Business Exchange, Midsummer Boulevard, Central Milton Keynes, MK9 2DF (or any successor to such firm);

"NET ASSETS" means the aggregate of the following for the Company as shown in the Agreed Execution Accounts and the Agreed Completion Accounts (as defined in
Section 4.2 and as appropriate) of the Company:

               a) tangible fixed assets (less accumulated depreciation) plus investments; plus

               b)   current assets; less

               c)   all liabilities.

2. Where any representation or warranty refers to the knowledge or awareness of the Principal Securityholders the Principal Securityholders undertake that (unless specifically provided otherwise) they have made due inquiry including without limitation of Coopers & Lybrand, Howes Percival and Natalie Green.

3. References to the United Kingdom include to England and Wales, Great Britain and each of the countries thereof a reference to each of the parts thereof.

ARTICLE I    PURCHASE, SALE AND SURRENDER OF SECURITIES
Section 1.1  Purchase, Sale and Surrender of Securities.
-----------  ------------------------------------------

          (a) Upon the terms and subject to the conditions of this Agreement, the Securityholders shall sell to Purchaser and Purchaser shall purchase from the Securityholders all of the shares in the share capital of the Company and all other equity interests of the Company held by the Securityholders, and the Securityholders shall surrender all options and other rights to purchase such shares held by the Securityholders (collectively, the "Securities") at the Closing (as defined in Section 5.1 hereof). The Securities shall be sold fully paid free from all liens, charges, encumbrances and other equities of any description together with the benefit of all rights and profits attaching thereto including all rights to dividends and other distributions declared, made or payable thereon but excluding rights to any dividends already paid.

          (b) The Non-Trustee Securityholders shall sell with full title guarantee for the purposes of the UK Law of Property (Miscellaneous Provisions) Act 1994. The Trustee Securityholders shall sell with limited title guarantee for the purposes of the UK Law of Property (Miscellaneous Provisions) Act 1994 free from all charges, liens and encumbrances. In this Section the covenants implied under the Law of Property (Miscellaneous Provisions) Act 1994 by the words "with full title guarantee" are limited to the covenants that would be implied if the words "other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about" in Section 3(1) were omitted. In the case of sales by the Non-Trustee Securityholders and sales by the Trustee Securityholders, Section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 shall be omitted.

Section 1.2  Waiver of Pre-Emption Provisions.  Each of the Securityholders
-----------  --------------------------------
hereby waives and undertakes to procure the waiver of all pre-emption and similar rights over the Securities or any of them to which he or any other person may be entitled under the Articles of Association of the Company or otherwise in relation to the sale and purchase of the same pursuant to this Agreement.

ARTICLE II  PURCHASE PRICE

Section 2.1  Consideration.  Upon the terms and subject to the conditions
-----------  -------------
contained in this Agreement, in consideration for the Securities and in full payment therefor, Purchaser will pay, or cause to be paid, the purchase price set forth in Section 2.2.

Section 2.2  Amount.  The purchase price ("Purchase Price") for the Securities
-----------  ------
shall consist of shares of Common Stock of P-Com to be issued directly from P-Com at the request of Purchaser to each of the Securityholders of the Company, in accordance with their pro rata ownership interest in the capital stock of the Company (the "Purchase Shares").

     The aggregate number of Purchase Shares payable to the Securityholders at the Time of Closing shall be determined by dividing the amount of Nine Million Two Hundred and Fifty Thousand British Pounds Sterling ((Pounds)9,250,000) by the average closing sales price (ex dividend) of P-Com's Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System National Market ("Nasdaq National Market") for the 30 trading days ending three trading days prior to the Time of Closing, as adjusted for any stock splits, stock dividends and other stock recapitalisations or reorganisations in such 30 trading days (the "Closing Date Average Price").

     The Purchase Shares shall be paid as follows:

          (i) One Hundred Percent (100%) of the total number of Purchase Shares shall be issued at the Time of Closing. Purchase Shares of a value equal to Nine Hundred Thousand British Pounds Sterling ((Pounds)900,000) as determined in accordance with Section 2.2 shall be held in an escrow account (the "Securityholder Escrow Shares") pursuant to an escrow agreement attached hereto as Exhibit 2.2 (the "Escrow Agreement"). The balance of the Purchase Shares shall be delivered to the Securityholders at the Time of Closing.

          (ii) Except as set forth in this Agreement, the Securityholder Escrow Shares shall be retained by the Escrow Agent (as defined in the Escrow Agreement) and held until the earlier of March 31, 1998 and the date of filing of Form 10-K that includes the independent accountants report for the consolidated operation of P-Com and the Company for the fiscal year ended December 31, 1997 in an escrow account pursuant to the Escrow Agreement as collateral, in part, for the indemnification obligations set forth in this Agreement and the Escrow Agreement.

          (iii) For all conversions of currency from U.S. Dollars to British Pounds Sterling and vice versa the exchange rate shall be the average closing exchange rate for the 30 trading days ending 3 trading days prior to the Time of Closing set out in the Currency Crossrates table of the European edition of the Wall Street Journal.

ARTICLE III  REPRESENTATIONS AND WARRANTIES

Section 3.1  Representations and Warranties of the Company and Each
-----------  ------------------------------------------------------
Securityholder.  Except as set forth fully and fairly in a letter (Schedule 3.1)
--------------
referring to a particular section of this Section 3.1 of this Agreement (the "Disclosure Letter") delivered by the Company and the Securityholders to P-Com and Purchaser signed as accepted by P-Com and Purchaser at the date of this Agreement or at the Time of Closing (as applicable to the time of the representations and warranties), Irene J Clayson and Peter Clayson hereby severally and the Company and each other Securityholder hereby, jointly and severally, represent and warrant to P-Com and Purchaser that:

          (a) Organization of Company.  The Company is a corporation
              -----------------------
headquartered, duly organized and validly existing as a private company limited by shares under the laws of England and Wales. Full details of the Company's registered address, officers and shareholders are set out in the Disclosure Letter. The Company has all requisite power and authority to own, operate and lease its assets and to conduct its business in the manner in which it is now conducted. The Company is not in default under its Memorandum or Articles of Association. True and complete copies of the current Memorandum and Articles of Association of the Company together with all amendments thereto have been furnished to Purchaser or its counsel and attached to the Disclosure Letter.
The Company does not own or lease any assets or conduct any business in any jurisdiction other than the United Kingdom. The Company owns all of the outstanding equity interests of each Subsidiary, RT Masts (Property) Limited and Skymasts Limited (collectively, the "Subsidiaries"), free and clear of all liens, charges and encumbrances. Save for the Subsidiaries, the Company does not have, never has had and has not agreed to acquire any subsidiaries or subsidiary undertakings; nor is it or ever has been and has not agreed to become the legal or beneficial owner of any share or loan capital of any company; and nor does the Company control or take part in the management of any other company or business organization and it has never done so or agreed to do so within the six years prior to the date hereof. The Company and its subsidiaries do not have any directors, shadow directors or alternate or associate directors other than the persons listed in the Disclosure Letter. The Subsidiaries have been dormant for at least six years prior to the date of this Agreement. The information in the Disclosure Letter in relation to the Company and the Subsidiaries headed "Corporate Structure" is true and accurate in all respects. The Company has only one class of shares being ordinary shares. The Company only carries on business in the United Kingdom. Each of the Company and each of the Securityholders has no real property in the United States and has no interest in any person, body or partnership who has any real property in the United States.

          So far as the Principal Securityholders and Office Staff are aware the Company has not during a relevant time been a party to any transaction to which the provisions of Sections 238 to 246 (inclusive) of the Insolvency Act 1986 may be applicable. No order has been made or resolution passed or so far as the Principal Securityholders and the Office Staff are aware petition presented for the winding up or administration of the Company, no receiver or administrator or administrative receiver has been appointed or an event occurred which would entitle the same to be appointed by any person of the Company's business or assets or any part thereof, the Company is not insolvent and has not stopped payment and is not unable to pay its debts (within the meaning of Section 123 of the Insolvency Act 1986) and the Company is capable of meeting its liabilities as and when they fall due.

          (b)  Capital Structure.
               -----------------

               (i) As of the date of this Agreement, there were no shares reserved for issuance upon the exercise of options in respect of shares of the Company (the "Company Options"). There are no rights to purchase shares or equity securities of Company (collectively, "Company Capital Stock"), other than as described in the preceding sentence.

               (ii) All issued shares of the Company are duly authorized, validly issued, fully paid and not subject to preemptive rights created by the Company's Articles of Association or to any agreement to which the Company is a party or by which the Company may be bound. To the best of the Principal Securityholders' knowledge all issued share capital has been issued in compliance with applicable United Kingdom laws. There are no options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company is a party or by which the Company may be bound that do or may obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company or that do or may obligate the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement, other than those described in Section 3.1(b)(i) above. No person has any right to call for the issue of any debenture or share or loan capital of the Company. The Securities represent 100% of the issued share capital of the Company. The Securityholders of the Company and their holdings are as shown in Schedule 3.1(b). Each Securityholder who is an individual is a citizen and all Securityholders are residents of the United Kingdom.

               (iii) Except for any restrictions imposed by applicable United Kingdom laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of the Company's share capital.

               (iv) The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any issued share capital of the Company.

               (v) The Trustee Securityholders described as trustees of the trusts referred to in the list of parties above are the continuing and current trustees of each trust in respect of which they are described as being trustees and there are no other trustees of any such trust. In respect of each such trust, the Trustee Securityholders described as trustees of each such trust are the registered holders of the Securities held by each such trust and they hold the Securities contained in each such trust free from all charges, liens and encumbrances.

          (c) Authorization of Company and Securityholders.  The Company and
              --------------------------------------------
each Securityholder has in each capacity in which they enter into this Agreement and collectively the trustees in respect of each of the trusts referred to at the start of this Agreement have full power and authority to enter into this Agreement and the Escrow Agreement, to perform their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and delivery of this Agreement and the stock transfers, and other deeds, documents and instruments delivered in accordance with Section 5.2 hereunder (the "Closing Documents") and the Escrow Agreement. Each of the Company and the Securityholders has taken all necessary and appropriate action with respect to the execution and delivery of this Agreement, the Escrow Agreement and the Closing Documents. This Agreement, the Escrow Agreement and each of the Closing Documents constitute valid and binding obligations of the Company and the Securityholders, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights and remedies generally or equitable principles affecting enforcement of restrictive covenants.

          (d) Conflict.  Subject to satisfaction of the conditions set forth in
              --------
this Agreement, the execution, delivery and performance of this Agreement, the Escrow Agreement and the Closing Documents by the Company and the Securityholders does not, and the performance and consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree, or by-law of the United Kingdom applicable to the Company or any Securityholder or its respective properties or assets, or conflict with or result in any conflict with, breach or violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, forfeiture or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or the Securities of any Securityholder pursuant to (i) any provision of the Memorandum or Articles of Association of the Company or (ii) any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which the Company or any Securityholder is a party or by which the Company or any Securityholder or any of the Company's respective properties or assets or the Securityholders' Securities may be bound or affected.

          (e) No Consent Required.  No consent, approval, order or authorization
              -------------------
of, or registration, declaration of, or qualification or filing with, any third party, court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, of the United Kingdom (a "Governmental Entity"), is required by or with respect to the Company or any Securityholder or any Subsidiary in connection with the execution, delivery and performance of this Agreement, the Escrow Agreement and the Closing Documents by the Securityholders or the Company or the consummation by the Securityholders or the Company of the transactions contemplated hereby and thereby. No consent, approval or authorization of the Company's Board of Directors (or any committee thereof), Securityholders or of any third party is required in connection with the Securityholders' and the Company's consummation of the transactions contemplated hereunder that has not been obtained or (where capable of waiver) waived by the Closing.

          (f) Financial Information.  The Company has furnished to Purchaser a
              ---------------------
complete and accurate copy of its audited balance sheet and profit and loss accounts as of September 30, 1994, 1995 and 1996 (the "Financial Statements") and its Company-prepared balance sheet and profit and loss account for the eleven month period ended August 31, 1997 (the "Management Accounts"). The Financial Statements have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("GAAP") consistently applied and give a true and fair view of the financial position of the Company as at the dates thereof and the Company's results of operations for the periods then ended and are consistent with the books and records of the Company and the Management Accounts show with reasonable accuracy the financial position of the Company and have been prepared in accordance with GAAP consistently applied. The projections of the Company were prepared in good faith and are based on reasonable assumptions.

          (g) Absence of Certain Changes and Events.  Except as contemplated
              -------------------------------------
herein, since September 30, 1996, there has not been:

               (i) Any material adverse change in the financial position of the Company;

               (ii) Any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, which has had a material adverse effect on the business or assets of the Company;

               (iii) Any material transaction relating to the business of the Company (other than the transactions contemplated herein) which was entered into or carried out by the Company other than in the ordinary and usual course of business;

               (iv) Any change made by the Company in its method of operating its business or its accounting practices relating thereto;

               (v) Any mortgage, pledge, debenture, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the assets of the Company other than liens arising with respect to taxes not yet due and payable, and such minor liens and encumbrances, if any, which arise in the ordinary course of business and are not material in nature or amount either individually or in the aggregate, and which do not detract from the value of the assets of the Company or impair the operations conducted thereon or any discharge or satisfaction thereof;

               (vi) Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of the assets of the Company, other than sales, leases, or dispositions in the usual and ordinary course of business and consistent with prior practice;

               (vii) Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any material term, condition, or provision of any contract, agreement, license, or other instrument to which the Company is a party and relating to or affecting the business or the assets of the Company, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business and consistent with prior practice;

               (viii) Any labor disputes or disturbances materially affecting in an adverse fashion the business or the financial condition of the Company;

               (ix) Any notice (written or unwritten) from any employee of the Company who provides any services to the Company that such employee has terminated, or intends to terminate, such employee's employment with the Company;

               (x) Any written notice or, so far as the Principal
Securityholders and the Office Staff are aware, any unwritten notice from any of the Company's suppliers that any such supplier will not continue to supply the current level and type of goods currently being provided by such supplier to the Company on terms and conditions no less favourable to the Company;

               (xi) So far as the Company and the Securityholders are aware any adverse relationships or conditions with customers that may have a material adverse effect on the business, prospects or assets of the Company;

               (xii) Any other event or condition of any character which materially adversely affects the assets or the results of operations, prospects or financial condition of the Company; or

               (xiii) Any purchase or lease of or any agreements to purchase or lease capital assets relating to the business of the Company in excess of (Pounds)10,000 individually, or in excess of (Pounds)25,000 in the aggregate.

          (h) Conduct of Business.  At all times since December 31, 1996, the
              -------------------
Company has conducted its business in the ordinary course thereof and used reasonable commercial efforts to preserve intact the organization of its business and the goodwill of its customers, suppliers, and others having material business relations with the Company.

          (i) Undisclosed Liabilities.  There will be no debts, liabilities, or
              -----------------------
obligations to repay money of the Company, whether liquidated, unliquidated, accrued or absolute that are not specifically identified in the Exchange Accounts and the Completion Accounts. There are no contingent liabilities.

          (j) Inventory.  Schedule 3.1(j) lists all inventory owned by the
              ---------
Company relating to the business of the Company, including goods supplied to the Company by suppliers, goods on consignment, and all other goods customarily sold by the Company (whether located on the business premises of the Company, in transit to or from such business premises, in other storage facilities, or otherwise) (collectively, the "Inventory") and identifies whether such Inventory is owned by the Company or held on consignment. The Inventory is valued at a current file cost basis (meaning latest supplier price less trade discounts) (and not on a last-in first-out basis) or market, whichever is lower, with adequate allowances for excess and obsolete materials and materials below standard quality in accordance with GAAP and the accounting policies of the Company consistently applied. The quality and quantity of the Inventory is such that the Inventory is readily usable and saleable in the ordinary course of business of the Company, except such amounts as are reserved in accordance with GAAP consistently applied. All Inventory materially in excess of reasonable estimated requirements for the Company based on current operations as of the date hereof are set forth in
Schedule 3.1(j). Except as disclosed in Schedule 3.1(j), the Company holds no Inventory manufactured to customer specifications effectively rendering the Inventory saleable only to that customer. The Company has continued to replenish the Inventory in a normal and customary manner consistent with past practices.

          (k)  Taxes.
               -----

               (i) Definitions.  For purposes of this Agreement:
                   -----------

                   a. the term "Taxes" means (A) all United Kingdom or foreign, local and other net income, gross income, corporation, advance corporation, value added, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, PAYE, capital gains, excise, severance, stamp, occupation, premium, property, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of secondary liability, of being a member of an affiliated, consolidated or combined group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

               (ii) The Company has properly completed and filed on a timely basis and in correct form all returns, given all notices and supplied all other information required to be supplied to any competent fiscal authority in any part of the world required to be filed on or prior to the Time of Closing. As of the time of filing, the foregoing information, returns and notices were correct and complete in all material respects, made on a proper basis and correctly reflected the facts regarding the income, the business and assets of the Company, operations, activities, status or other matters of the Company or any other information required to be shown thereon. All Taxes due or payable and all interest and penalties thereon have been duly paid by the Company within the time limits set out by law.

               (iii) So far as the Principal Securityholders and the Office Staff are aware, with respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods ending on or before the Time of Closing and portions of periods commencing before the Time of Closing and ending after the Time of Closing, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by the Company to taxing authorities or others on or before the Closing have been paid, and all such amounts required to be paid by the Company to taxing authorities or others after the Closing which have not been paid are reflected on the Financial Statements.

               (iv) Definitions.
                    -----------

"ACT" means advance corporation tax;
"CAA" means the Capital Allowance Act 1990;
"IHTA" means the Inheritance Tax Act 1984;
"Revenue" means all fiscal authorities (national or local) of the United Kingdom or elsewhere;
"Taxes Act" means the Income and Corporation Taxes Act 1988;
"TCGA" means the Taxation of Chargeable Gains Act 1992;
"VAT" means value added tax;
"VATA" means the Value Added Tax Act 1994.

          (l)  General.
               -------

               (i) The Company is not the subject of a back duty investigation or in depth enquiry by any fiscal authority and there are no known facts which may give rise to the same.

               (ii) All income tax under the PAYE system and payments due in respect of employees' contributions to national insurance and graduated state pension have been properly deducted by the Company and (together with any employers contribution) have been fully and correctly paid to the appropriate authority and proper records thereof have been maintained.

               (iii) All taxation required to be deducted from any payments made by the Company which it is obliged or entitled to make under Schedules 13 and 16 of the Taxes Act has been deducted and accounted in full to the appropriate authority.

               (iv) The Company has never been requested to furnish information pursuant to notices served under Section 745 or 778 Taxes Act.

               (v) No transactions have been undertaken falling within Sections 765 or 765A Taxes Act.

               (vi) The Company is not and has at no time been an investment company, a close investment company or an investment trust company for taxation purposes.

               (vii) The Company has not taken any action which has had, or might have, the result of altering or prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with the Revenue.

               (viii) The taxation computations for all accounting periods of the Company ended on or before the last Financial Statements date have been agreed with the Revenue.

               (ix) The Company is and has always been resident only in the United Kingdom for taxation purposes and has never carried on any trade, business or other activities outside the United Kingdom other than the export of its goods and/or services in the ordinary and normal course of its business.

          (m)  Taxable Profits.
               ---------------

               (i) The Company has not directly or indirectly paid any remuneration, emoluments or compensation for loss of office or made any gratuitous payment or transferred any assets to any of its present or former directors or employees, the cost of which will not be deductible for taxation purposes.

               (ii) There have been no events or circumstances such that Section 343 Taxes Act has been or could be applied.

               (iii) The Company has not made and is under no obligation pursuant to which it is or at any time may become liable to make any payment of interest, annuity or other annual payment such as may be disallowed as a deduction as a set-off or as a charge on income or otherwise be unrelieved for corporation tax purposes whether by virtue of Section 125 or Section 787 Taxes Act or otherwise.

               (iv) No transactions or arrangements involving the Company have taken place or are in existence such that the provisions of Section 770 Taxes Act could be or have been applied.

               (v) The Company has no trading loss for taxation purposes.

          (n)  Capital Assets.
               --------------

               (i) There are no chargeable assets for the purposes of Section 210 TCGA held by the Company which have been subject to rollover claims under Sections 152 and 153 TCGA and its predecessor Sections.

               (ii) No asset has been acquired otherwise than by way of a bargain made at arms length and for a consideration equal to its market value.

               (iii) The Company is not subject to any contingent liability as is mentioned in Section 49 TCGA.

               (iv) The Company has not effected or been a party to any demerger such as is mentioned in Section 213 to 218 Taxes Act.

               (v) The Company will not be subject to corporation tax on the disposal of any debt owing to the Company.

               (vi) Each and every loan made by the Company is a "qualifying loan" for the purpose of Section 253 TCGA.

               (vii) The Company is not entitled to any loss to which Section 18(3) TCGA applies.

               (viii) The Company does not own and has not owned and has never issued any qualifying corporate bonds (as defined in Section 117 TCGA).

          (o)  Capital Allowances.
               ------------------

               (i) The Company has not been a party to or involved in any transaction whereby a balancing allowance would be denied or reduced by virtue of Section 5 CAA.

               (ii) No allowances have been claimed by the Company which are liable to be reduced or withdrawn by virtue of Sections 1(6), 42 or 47 CAA.

               (iii) No capital expenditure has been incurred which is subject to the provisions of Section 75 CAA.

          (p)  [Deleted]

          (q)  Distributions and ACT.
               ---------------------

               (i) No event or series of events has occurred which might cause the disallowance of the carry forward of losses or excess charges or such that any of Sections 245 or 245A or 245B Taxes Act have applied or could apply.

               (ii) The Company has not issued any share capital to which the provisions of Section 249 Taxes Act or Section 141(1) TCGA could apply nor does it own any such share capital nor granted options or rights to any person which entitles that person to require the issue of any share capital.

               (iii) The Company will be entitled in respect of any qualifying distribution made by it to a full set off of its corresponding payments of ACT under Section 239(1) Taxes Act or in so far as there is no set off under Section 239(1) or in so far as any set off is restricted under Section 239(3).

          (r)  Stamp Duty.
               ----------

               All instruments (other than those which have ceased to have a legal effect) executed by the Company (and which are or were subject to stamp duty) have been duly stamped and the Company has not executed any other instrument relating to any property situation in or to any matter or thing done or to be done in any part of the United Kingdom.

          (s)  Anti-avoidance.
               --------------

               The Company has not been party to any other transaction or arrangement of any nature which could give rise to a charge to taxation under
Part XVII Taxes Act.

          (t)  Inheritance Tax.
               ---------------

               (i) The Company has not entered into any transaction which has given or will or may give rise to a charge to taxation under the provisions of the IHTA.

               (ii) There is no Inland Revenue charge as defined in Section 237 of the Inheritance Tax Act 1984 outstanding in respect of any asset of the Company or the Shares.

               (iii) There are not in existence any circumstances whereby the power mentioned in Section 212(1) of the Inheritance Tax Act 1984 could be exercised in relation to the Shares or any assets of the Company.

          (u)  Events Since 30 September 1996.
               ------------------------------

               Since 30 September 1996:

               (i) The Company has not disposed of any asset (including trading stock) or made any supply of any service or business facility of any kind (including loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply is less than the consideration which could be deemed to have been received for the purposes of taxation;

               (ii) No event has occurred which gives rise to a liability to taxation to the Company on deemed (as opposed to actual) income, profits or gains or which results in the Company becoming liable to pay or bear a liability to taxation directly or primarily chargeable against or attributable to another person, firm or company;

               (iii) The Company has not made or received any distributions for any taxation purpose;

               (iv) The Company has not surrendered or claimed any ACT under Chapter V Taxes Act or any losses by way of group relief under the Taxes Act; and

               (v) The Company has not paid any remuneration (including emoluments as defined by Section 131 and Sections 153 to 168 Taxes Act) to any officer, director or employee or to any member of his family or household in excess of such amount as will be deductible in computing the taxable profits of the Company.

          (v)  VAT.
               ---

               (i) In relation to VAT the Company has complied with all statutory provisions, rules, regulations, orders and directions and made all necessary returns and within the prescribed time limits provided all necessary information and documents to H M Customs and Excise and paid all amounts due to the proper person.

               (ii) The Company has at all times kept complete correct and up to date records, invoices and other documents required for the purposes of VAT.

               (iii) The Company has not been required by H M Customs and Excise to give security under paragraph 4 of Schedule 11 to the VATA.

               (iv) All VAT payable upon the importation of goods has been paid in full.

               (v) No act or transaction has been effected in consequence whereof the Company is or may be held liable for any VAT calculated by reference to the supply of goods and services by any other company.

               (vi) The Company is not liable:

               a.   to interest under Section 74 VATA; or
               b.   to a surcharge under Section 59 VATA.

               (vii) Neither the Company nor any of its officers or directors is or will (in respect of anything done before Closing) be liable to a penalty under Section 16 VATA or Section 61 VATA.

               (viii) The Company is not and has not at any time been a member of a group of companies for VAT purposes.

               (ix) The Company is not and has not agreed to become an agent, manager or factor for the purposes of Section 47 VATA of any person who is not resident in the United Kingdom.

               (x) No act or transaction has been effected in consequence of which the Company is or may be held liable by the Commissioners of Customs and Excise for any VAT calculated by reference to the supply of goods or services by any other company.

          (w)  VAT on Property.
               ---------------

               (i) The Company does not own the fee simple in any building or civil engineering work which is uncompleted or which was completed (within the meaning of Note (4) to Group 1 Schedule 9 VATA) less than three years before the date of this Agreement.

               (ii) The Company has not made any election under paragraph 2
Schedule 10 VATA to waive exemption from VAT in relation to any land and no such election has been made in relation to any land by any member or former member of any group of companies of which the Company is or was registered for VAT purposes.

               (iii) The Company has not given or accepted any certificate as to zero rating under the provisions referred to in Section 62 VATA.

               (iv) The representations and warranties contained in this paragraph shall apply as if references to the Company include not only the Company but also every other company which is or was at any time a member of the same group of companies for VAT purposes or for which an application to become such a group member has been made within the preceding three months (including without limitation any parent of the Company or parent or subsidiary of such parent).

          (x)  Customs Duties.
               --------------

               The Company has complied with all statutory provisions, rules, regulations, orders and directions and made all necessary returns in relation to the collection and payment of Customs duties, Excise duties and other charges having an equivalent effect and the Company has provided all necessary information and documents and paid all amount due to H M Customs and Excise in relation to such charges within the prescribed time limits.

          (y)  Employee Matters.
               ----------------

               (i) The hours worked by the Company employees have not been in material breach of any applicable European, United Kingdom or local laws dealing with such matters.

               (ii) All payments due from the Company on account of private employee health and welfare insurance have been paid.

               (iii) All severance and holiday payments by the Company which are or were due under the terms of any agreement or otherwise have been paid in full.

          (z) Compliance With Law.  Schedule 3.1(z) sets forth all of the
              -------------------
Company's franchises, licenses, permits, use permits, consents, authorizations, and approvals of any United Kingdom, German or Eire or local regulatory, administrative, or other governmental agency or body (collectively referred to herein as "Governmental Permits"). The Company has complied and is in compliance in all material respects with all applicable United Kingdom, German and Eire and, to the best of the Principal Securityholders' and the Office Staff's knowledge, local laws, statutes, licensing requirements, rules, and regulations, and judicial or governmental administrative decisions and applicable decisions of the European court. To the best of the Principal Securityholders' and Office Staff's knowledge, the Company has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from United Kingdom, German and Eire and local government regulatory bodies necessary to carry on its business and maintain its assets, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations, and approvals shall, to the best of the Principal Securityholders' and Office Staff's knowledge, not be adversely impacted by the change in ownership of the Company's issued share capital provided under this Agreement. There is no order or notice served on the Company or to the best of the Principal Securityholders' and Office Staff's knowledge order issued, investigation, or proceeding pending or threatened with respect to any violation of any law, ordinance, order, writ, decree, directive, rule, or regulation issued by any United Kingdom, German, Eire, European, or local court or governmental agency applicable to the Company. The Company does not directly export or import goods or services from or to the United Kingdom. The Company has no taxable presence outside the United Kingdom.

          (aa) Governmental Consents.  To the best of the Principal
               ---------------------
Securityholders' and Office Staff's knowledge, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with any United Kingdom, German, Eire, European or local governmental authority on the part of the Company or any Securityholder is required in connection with the consummation of the transactions contemplated hereunder.

          (ab) Intellectual Property Rights.
               ----------------------------

               (i) To the best of the Principal Securityholders' and Office Staff's knowledge, the Company owns, or is licensed or otherwise entitled to exercise, without restriction all rights it does exercise to, all patents, trademarks, trade names, service marks, copyrights, trade secret rights and other intellectual property rights, and any applications or registrations therefor, and all schematics, technology, source code, know-how, computer software programs and all other tangible and intangible information or material used or usable in the Company's business (collectively, the "Intellectual Property Rights") without any conflict or infringement of the rights of others. All of such patents, trademarks, trade names, service marks and proprietary computer software and applications therefor are set forth in Schedule 3.1(ab).

               (ii) [Deleted]

               (iii)  [Deleted]

               (iv) The Company has taken all actions and made all applications and filings pursuant to applicable laws to perfect or protect their interests in Intellectual Property Rights listed in Schedule 3.1(ab).

               (v) No claims with respect to the Intellectual Property Rights have been asserted or threatened by any person against the Company, and neither the Principal Securityholders nor any of the Office Staff knows of any claims
(i) to the effect that the manufacture, marketing, license, sale or use of any product as now used or offered for sale by the Company infringes any copyright, patent, trade secret, or other intellectual property right of any third party or violates any license or agreement with any third party, (ii) contesting the right of the Company to use, sell, license or dispose of any Intellectual Property Rights, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property Rights.

               (vi) To the best of the knowledge of the Principal
Securityholders and the Office Staff:

                    a. there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including, without limitation, any service provider of the Company;

                     b. the Company has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights and which has not been finally terminated prior to the date hereof; there are no such charges or claims outstanding; and

                     c. the Company does not have any infringement liability with respect to any patent, patent application, trademark, service mark, copyright or other intellectual property right of another.

               (vii) No Intellectual Property Right other than the non-proprietary computer software is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Right. The Company has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property Right. The Company has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property Rights.

          (ac) [Deleted]

          (ad) Restrictive Documents or Orders.  Neither the Company nor any
               -------------------------------
Securityholder is a party to or bound under any agreement, contract, order, judgment, or decree, or any similar restriction not of general application which adversely affects, or reasonably could be expected to adversely affect the continued operation by the Company of its business after the Time of Closing on substantially the same basis as said business was theretofore operated.

          (ae) Contracts and Commitments.
               -------------------------

               (i) There is set forth on Schedule 3.1(ae) a list of all outstanding written contracts not terminable by giving less than three months' notice and of all material contracts (with an individual purchase or sale value or aggregate sale or purchase value with any party in excess of (Pounds)25,000 (excluding value added tax)), whether or not in writing, to which the Company or any of the Securityholders is a party, to which any of the Company's assets are subject or that relate to any aspect of the business of the Company (the "Contracts"). Each such Contract is valid and binding on all parties thereto and in full force and effect.

               (ii) The Company and each Securityholder, as the case may be, has performed all of its material obligations under the terms of each Contract, and is not in material default thereunder. To the best of the Principal Securityholders' and the Office Staff's knowledge, no event or omission has occurred which but for the giving of notice or lapse of time or both would constitute a default by any party thereto under any such Contract. The Company has received no written (or so far as the Principal Securityholders and the Office Staff are aware unwritten notice) of default, cancellation, or termination in connection with any such Contract. The Company has paid, or will pay, all debts and performed all obligations required in accordance with its normal business practice as of the Time of Closing under the terms of all Contracts.

               (iii) The Company has performed all of its material obligations under the terms of each contract not limited to those defined in Section 3.1(ae)(i) above, and is not in material default thereunder. To the best of the Principal Securityholders' and the Office Staff's knowledge, no event or omission has occurred which but for the giving of notice or lapse of time or both would constitute a material default by any party thereto under any such contract. The Company has received no written (or so far as the Principal Securityholders and the Office Staff are aware unwritten notice) of default, cancellation, or termination in connection with any such contract. The Company has paid, or will pay, all debts and performed all obligations required in accordance with its normal business practice as of the Time of Closing under the terms of all such contracts.

               (iv) Schedule 3.1(ae) also lists all sole or limited source suppliers.

          (af) Title to the Property.
               ---------------------

               (A) Schedule 3.1(af) hereto lists all leases of property to which the Company is a party (each a "Property" and together the "Properties"). The Company has good and marketable title to the Property and has not entered into an agreement to sell or lease or otherwise dispose of its title to any of the Properties. Save as contained in the copy leases and the HMLR land or charge certificates supplied to Purchaser or its solicitors so far as the Principal Securityholders and the Office Staff are aware there are no material restrictions on the use of the Properties which prevent or impair the carrying on of the business now conducted by the Company or any other matter which prevents to a material extent the use of such properties for the purpose now used. The Company has not received any outstanding written notice of any alleged breach of any of the covenants or conditions in any of the leases so copied.

               (B) [Deleted]

               (C) So far as the Principal Securityholders and the Office Staff are aware neither the whole nor any portion of the Properties has been or is likely to be condemned or otherwise taken by any public authority.

               (D) No notices of violation relating to any laws or regulations relating to planning permissions or use or calling attention to the need for any work, repairs, constructions, alterations or installations, have been received by the Company.

               (E) Other property information.

                   (1) The Company owns no freehold property.

                   (2) The Securityholders' solicitors have supplied Purchaser's counsel prior to the date of this Agreement with a complete and accurate copy of the Charge Certificate in respect of Unit No. 2 (3 Morris Close) and the Lease dated 1 September 1986 in respect of Unit No. 3 (3 Morris Close).

                    (3) There are no matters of which the Principal Securityholders and Office Staff are aware which cast any doubt on the right or title of the Company to the Properties.

                    (4) So far as the Principal Securityholders and Office Staff are aware, the Company is not under any liability (actual or contingent) in respect of any obligation which it may have undertaken as tenant, licensee, assignee or surety relating to any property other than the Properties.

               (F)  Title.

                    All material documents of title to the Properties shall if required be produced to Purchaser's solicitors for inspection on or before Closing and, save where they are held by mortgagees, all such documents are in the possession or under the control of the Company.

               (G)  Encumbrances.

                    (1) The Company has exclusive possession and occupation of all the Properties and save as referred to in the Schedule 3.1(af), none of the Properties is subject to any lease, tenancy, license to occupy or agreement to grant any of them.

                    (2) So far as the Principal Securityholders and the Office Staff are aware the Properties are not save as contained in the documents referred to in sub-paragraph (af)(A) above subject to any covenants, licenses, easements, charges, overriding interests and other rights affecting the same.

                    (3) The Company's title to the Properties are not subject to any options, rights of pre-emption or rights of first refusal.

                    (4) Save as contained in the documents referred to in the document referred to in sub-paragraph (af)(A) above, there are no outgoings affecting the Properties which are of an unusual and onerous nature.

                    (5)  [Deleted]

                    (6) So far as the Principal Securityholders and the Office Staff are aware, light and air to all windows and apertures of the Properties and pedestrian and vehicular access to and egress from the properties are in each case enjoyed as of right.

               (H)  Disputes.

                    (1) So far as the Principal Securityholders and the Office Staff are aware, there are no disputes concerning boundaries, easements, covenants, rights, means of access or other similar matters relating to the Properties or their use or occupation and so far as the Principal Securityholders and the Office Staff are aware, no such disputes are anticipated or pending.

               (I)  Planning.

                    (1)  In this paragraph:

               "development" has the meaning given by Section 55 of the Town and
                -----------
     Country Planning Act 1990; and

               "Planning Acts" means the Town and Country Planning Acts 1990 the
                -------------
     Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and all other statutes referred to in any of them, to the extent that they remain in force.

               (2) So far as the Principal Securityholders and the Office Staff are aware, the present use of the properties is the permitted use for the purpose of the Planning Acts and such use is not adversely affected or likely to be adversely affected by any planning proposals and is not a use permitted only for a temporary period or a particular occupier or class of occupiers or a use subject to onerous or unusual conditions or conditions giving rise to abnormal expenditure.

                    (3) No planning permission in respect of the properties has been revoked or suspended.

                    (4) So far as the Principal Securityholders and the Office Staff are aware, there is no outstanding notice or complaint by any competent authority in relation to any development carried out at the Properties.

                    (5) So far as the Principal Securityholders and the Office Staff are aware no development has been carried out in relation to the Properties without first obtaining any requisite consent under the Planning Acts or without complying with any such consent.

               (C)  Insurance.

                    (1) All buildings and structures comprised in the properties including fixtures, fittings and contents are insured under policies (the "Policies") with reputable insurers against loss or damage by fire and such other risks as are normally covered by a comprehensive policy for buildings of the type and in the geographic locality of the properties.

                    (2) The sum insured under the Policies is not less than the full reinstatement value of the properties plus architects' and surveyors' fees and other incidental expenses and in the case of premises which are let, not less than 3 years' loss of rent.

               (D)  Leasehold Properties.

                    (1) In this paragraph the "Leases" means each of the leases, tenancies, licenses and agreements under which the properties are held by the Company, details of all of which are contained in the Schedule 3.1(af) and in the case of a license, references to landlord, tenant and rent are references to the licensor, licensee and the license fee respectively.

                    (2) There are no material arrears of rent or other monies payable under the Leases.

                    (3) There are no rent or license fee reviews in the course of being negotiated or determined or exercisable by the landlord pursuant to any of the Lease.

          (ag) Litigation.  None of the Company, the Securityholders nor any of
               ----------
the Company's officers or directors is engaged in, or has received any threat of, any litigation, arbitration, investigation, claim or other proceeding relating to the Company or its officers, directors, employees, benefit plans, properties, Intellectual Property Rights, business, assets, licenses, permits, or goodwill; or against or affecting the actions taken or contemplated in connection therewith, nor, to the best of the Principal Securityholders' and Office Staff's knowledge, is there any reasonable basis therefor. The Securityholders are not involved in any litigation which impacts on the business of the Company or this Agreement, nor to the best of each's knowledge, is there any reasonable basis therefor. So far as the Principal Securityholders and Office Staff are aware, there is no action, suit, proceeding, or investigation pending or threatened against the Company, or the Securityholders, or the officers or directors of the Company, that questions the validity of this Agreement, the Escrow Agreement or any Closing Documents, or the right of the Company or the Securityholders to enter into this Agreement, the Escrow Agreement, the Closing Documents, or to consummate the transactions contemplated hereby or thereby, or which might result in any material adverse change in the assets, business, condition, prospects or properties of the Company which impacts or will impact directly on the Company. There is no action, suit, proceeding, or investigation by the Company (or the Securityholders) which impacts or will impact directly on the Company currently pending or which any of them currently intends to initiate. None of the Company, the Securityholders, nor any of the Company's officers or directors is bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency, arbitrator or any other person which would or could:

          (a) have a materially adverse effect on the business of the Company;

          (b) impose any limitations or restrictions on the ability of the Company to sell its products in the jurisdiction in which it currently sells them, nor to the knowledge of the Company and the Securityholder, any other jurisdictions.

          (ah) Labor Relations.
               ---------------

               a. To the best of the Principal Securityholders' and Office Staff's knowledge, the Company has not failed to comply in any respect with all applicable United Kingdom, European, German, Eire and local laws, rules, and regulations relating to employment, and all such applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees.

               b. There are no strikes affecting the Company or industrial disputes between the Company and any of its employees (the "Employees" or officers or former officers or employees) or any labor union or other collective bargaining unit representing any of the Employees and so far as the Principal Securityholders are aware none are pending or threatened.

               c. The Company has never entered into a collective bargaining agreement or other labor union contract applicable to the Employees and no trade union is recognized or has claimed recognition by the Company.

               d. Schedule 3.1(ah) contains an accurate and complete list of all officers and employees of the Company as at the date of this Agreement and at the Closing, showing all remuneration payable and other benefits provided or which the Company is bound to provide either now or in the future.

               e. All appropriate notices relating to terms and conditions have been properly issued under relevant employment legislation to all employees (including directors) of the Company.

               f. There are no service or consultancy agreements or arrangements outstanding between the Company and any other person apart from those disclosed in the Disclosure Letter.

               g. The Company is not bound or accustomed to make periodical or other payments (other than normal fixed salaries and wages) to employees, ex employees, officers, consultants or others and no employee, officer or consultant has remuneration on a profit sharing or commission basis or by reference to the turnover, profits, sales or assets of the Company.

               h. The Company does not have and never has had any share option, share incentive, profit sharing or any other similar scheme.

               i. No general increase in the wages of the employees of the Company or any section or class of such employees has been made or agreed to be made (whether legally binding or not) either with the employees or their representatives nor has any negotiation or demand for such increase been entered into by or made to the Company; and

               j. the Company has not received or been notified of any wage claim.

               k. All contracts of employment between the Company and its officers or employees are lawfully determinable by the Company without compensation save for statutory compensation by notice (not exceeding the relevant statutory minimum period of notice or three (3) months, whichever is greater).

               l. The Company has no reason to dismiss (nor does it wish to dismiss) any of its employees.

               m. No person who is or was a director or employee of the Company has any right or made any claim (which has not yet been settled) to any compensation or other payment by reason of the termination of his employment (whether such termination constitutes unfair or wrongful dismissal redundancy or otherwise) or any breach by the Company of his terms of engagement or employment; so far as the Principal Securityholders are aware, there are no circumstances likely to lead to any such claims being made; and no gratuitous payment has been made within the last 12 months or promised and not been paid by the Company in connection with the termination or proposed termination of employment of any past or present director or employee.

               n. No order has been made in the twelve (12) months prior to the date of this Agreement or may be made for the reinstatement or re-engagement of any employee of the Company.

               o. In the five years before the date of this Agreement, there is not and never has been any strike, picket, lock-out, go-slow, work to rule or any other similar form of industrial dispute taken or threatened against the Company and to the best of knowledge, information and belief of the Securityholders or officers of the Company there are no facts or circumstances which might lead to any such industrial dispute.

               p. Pension Scheme.  The Company has no pension schemes other
                  --------------
     than the pension schemes referred to in the Disclosure Letter (such schemes hereinafter referred to as the "Pension Schemes"). The Pension Schemes are approved by the Superannuation Funds Office of the Inland Revenue as exempt approved schemes under Chapter I Part XIV Taxes Act and has at all times been administered in accordance with the provisions of that Act and of the Social Security Act 1973 and with the applicable provisions of the Social Security Pensions Act 1973 and in accordance with any other applicable legislation, regulations and requirements; and nothing has been done or omitted to be done which may result in the Pension Schemes ceasing to be such exempt approved schemes. Details of the pension entitlements of each of the officers, employees, former officers and former employees of the Company or for which the Company is liable and of all contributions paid and payable to such persons are set out in Schedule 3.1(ah).

               q. If the Pension Schemes are contracted out, a Contracting-out Certificate has been issued to or in respect of the Company by the Occupational Pensions Board under the provisions of the Social Security Pensions Act 1975 in relation to the Pension Schemes and so far as the Principal Securityholders and the Office Staff are aware nothing has been done or omitted to be done which may cause such certificate to be withdrawn.

               r. The Company is not under any legal liability or obligation to provide any relevant benefits (as defined in Section 612(l) of the Taxes
     Act) or any death or disability benefits not within that definition for any past or present officer or employee of their dependants otherwise than under the Pension

     Schemes and is not under any such liability or obligation to pay contributions to any Personal Pension Scheme (as defined in Section 630 Taxes Act).

               s. The Company has not given any undertakings or assurances to its officers, employees or consultants regarding the continuance, introduction or improvement of any retirement, death or disability benefits (whether or not there is any obligation to do so) or regarding the payment of contributions to Personal Pension Schemes (whether or not there is any obligation to do so).

               t. In the six years prior to the date of this Agreement the Company has not granted any ex gratia pension or other like payment to any of its past or present officers, employees, consultants or their dependants.

               u. The Company has complied in all material respects with all its obligations under the Pension Schemes and has paid all amounts due to the Trustees of the Pension Schemes (the "Trustees") and contributions made to the Pension Schemes have been made at the rate or rates recommended by the actuary or insurance company advising on the funding of the Pension Schemes.

               v. [Deleted]

               w. All benefits under the Pension Schemes payable on death before normal retirement age are fully insured with a reputable insurance company.

               x. There are no actions, suits or claims (other than normal claims for benefits) in relation to the Pension Schemes and so far as the Principal Securityholders and the Office Staff are aware, none are pending or threatened.

               y. The following liabilities of the Company (whether contractual or otherwise) have been fully met:

     -    to pay contributions to the Pension Schemes; and
     - to make direct payments of pension to ex employees in retirement or their relatives and dependants.

               z. The trustees of the Pension Schemes (the "Trustees") are not treated as carrying on investment business under the terms of Section 191 of the Financial Services Act 1986 ("FSA"). Neither the Trustees nor any individuals employed by them in their capacity as such Trustees carry on or purport to carry on in the United Kingdom investment business within the meaning of FSA.

               aa. Copies of all relevant trust instruments, rules and other documents governing the Pension Schemes (including members' booklets and announcements) and the latest actuarial report and trustees' report and Financial Statements, together with copies of all insurance policies, annuity contracts and proposals for such policies or contracts which are pending, a list of all employees of the Company for whom contributions are being paid or are payable showing the amount of contributions for each employee, details of internal dispute resolution procedure, payment schedule and statement of investment principles for the purpose of the Pensions Act 1995, details of arrangements to comply with Sections 16 to 21 of that Act, details of all investments and assets of each Pension Scheme have been provided to Purchaser and all such disclosed documents are true, complete, accurate in all material respects and contain no material omission or inaccuracies.

               bb.  Membership.  Every person who has at any time had the right
                    ----------
     to join, or apply to join, the Pension Schemes has been properly advised of that right. No employee or former employee of the Company has been excluded from membership of the Pension Schemes or from any of the benefits thereunder in contravention of Art 119 of the Treaty of Rome, the Pensions Act 1995 or other applicable laws or requirements or the provisions of the Pension Schemes or otherwise.

               cc.  Transfer Payments.  No transfer value has been paid
                    -----------------
     (directly or indirectly) to the Pension Schemes from another arrangement for any member of the Pension Schemes under which any benefits referable to that member contravened Art 119 of the Treaty of Rome, Section 62 of the Pensions Act 1995 or other applicable law or requirement.

               dd.  No Other Employer.  The Company is the only employer for the
                    -----------------
     time being participating in the Pension Schemes. No employer which has previously participated in the Pension Schemes has any claim under the Pension Schemes and in respect of any such employer the period of participation has been terminated and benefits have been provided in accordance with the provisions of the Pension Schemes.

               ee.  No Pay Restructuring.  There has not in the last four years
                    --------------------
     been any restructuring of the earnings of all or any members or prospective members of the Pension Schemes (by way of example, but without limitation, consolidation of bonuses into basic pay).

               ff.  Investments.  None of the assets of the Pension Scheme:
                    -----------

                    (1) is in any form other than cash deposited with a UK clearing bank in accounts requiring signatures of every trustee to release sums so held; or

                    (2) is invested in any description of employer-related investments (within the meaning of Section 40 of the Pensions Act
          1995); or

                    (3) save for deposits with banks, building societies and other financial institutions and save for any instrument creating or acknowledging an indebtedness listed on any recognised stock exchange of repute, is loaned to any one person; or

                    (4) is subject to any encumbrance or agreement or commitment to give or create any encumbrance.

               gg.  [Deleted]

               hh.  [Deleted]

               ii.  Winding-Up.  The date of commencement of the winding up
                    ----------
of the Pension Scheme referred to as the RT Masts Limited Pension Scheme in the Disclosure Letter has been fixed at August 31, 1997. Such schemes liabilities have been properly valued on the prescribed actuarial basis known as the Minimum Funding Requirement.

               jj.   Contributions.  The Company's contributions to the Pension
                     -------------
Schemes on behalf of employees does not exceed and no action has been taken or agreement or arrangement entered into to make the same exceed 5% of the basic salary of each employee per annum.

          (ai) Brokers' and Finders' Fees/Contractual Limitations.  The Company
               --------------------------------------------------
is not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement or in connection with any transactions contemplated hereby. Neither the Company nor any officer, director, employee, shareholder, agent, or representative of the Company (collectively "Agent/Representatives") are or have been subject to any agreement, letter of intent, or understanding of any kind which prohibits, limits, or restricts the Company or Agent/Representatives from negotiating, entering into and consummating this Agreement and the transactions contemplated hereby.

          (aj) Interested Party Relationships.  Neither the Securityholders nor
               ------------------------------
the Company (nor any family member of the Securityholders or any corporation, partnership, or other entity which, directly or indirectly, alone or together with others, controls, is controlled by, or is in common control with the Securityholders, the Company, or any such family member) have any material financial interest, direct or indirect, in any material supplier or customer, any party to any contract which is material to the Company, or any competitor with the Company nor has (or has in the last two years had) a trading relationship with the Company nor have any of them in the last two years entered into any other type of transaction or arrangement outside the normal course of business with the Company and none of them provides or has provided goods or services in connection with the Company.

          (ak) Certain Payments.  To the best of the knowledge of the Principal
               ----------------
Securityholders and the Office Staff, in connection with its business, the Company has not and no person directly or indirectly on behalf of the Company has made or received any payment that was not legal to make or receive.

          (al) Products Liability.  There are no claims received by Company,
               ------------------
fixed or contingent, asserting (a) any damage, loss or injury caused by any Product or (b) any breach of any express or implied product warranty or any other similar claim with respect to any Product other than standard warranty obligations (to replace, repair or refund) made by Company in the ordinary course of business, except for those claims that, if adversely determined against Company, would not have a material adverse change on the business, results of operations, financial condition of the Company. As used herein, "Product" shall mean any products manufactured, designed, developed, distributed, sold, re-sold, customized or serviced by the Company.

          (am) Product Warranties.  The Company has provided to Purchaser copies
               ------------------
of its warranty policies and all outstanding warranties or guarantees relating to any of the Company's products, if any (other than warranties or guarantees implied by law) and its terms and conditions of sale, including any warranties or guarantees, if applicable.

          (an) Returns.  There are no agreements or arrangements, written or
               -------
oral, that expressly entitle any agent, distributor or joint venture partner or customer of the Company to return products sold, delivered or shipped by the Company to such business partner or customer.

          (ao) Customers.  Except as indicated on Schedule 3.1(ao) attached
               ---------
hereto, no single customer of the Company accounted for more than 5% of the net sales of the Company during the twelve-month period ended September 30, 1997. The Company has furnished Purchaser with complete and accurate copies or descriptions of all material written current agreements with such customers, which are set forth on the list of contracts. Neither the Principal Securityholders nor the Office Staff are aware of any event, (without having made any inquiry of customers) or fact which would lead it or him to believe that any of such customers will reduce their current level of purchases after the Time of Closing to a material extent.

          (ap) Suppliers.  Schedule 3.1(ap) hereto lists all suppliers of goods
               ---------
to the Company where the supplies exceed (Pounds)10,000 in value over the last 12 months. The Principal Securityholders and the Office Staff are not aware (but without having made inquiries of suppliers) of any event, happening, or fact which would lead them to believe that any of such suppliers will reduce the supply materially below the current level and type of goods currently being provided to the Company on similar terms and conditions other than due to any reduction in sales by the Company.

          (aq) Books and Records.  The statutory books and records of the
               -----------------
Company to which Purchaser and its accountants and attorneys have been given access are the true books and records of the Company and contain all matters that they are required to contain by the Companies Act 1985 (as amended).

          (ar) Complete Disclosure.  No document, written information,
               -------------------
statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by the Company or any Securityholder or its respective representatives (being the Securityholders' Solicitors, the Securityholders' Accountants and Natalie Green) pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not materially misleading in light of the circumstances under which they were furnished. To the best knowledge of the Principal Securityholders, (except that where this Agreement elsewhere provides that specific enquiries shall not have been made they shall not have been deemed made for the purpose of this sentence), there is no event, fact or condition that has resulted in, or could reasonably be expected to result in any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of the Company taken as a whole that has not been set forth in this Agreement or in the Disclosure Letter. The Company and its subsidiaries do not have any directors, shadow directors or alternate or associate directors other than the persons listed in the Disclosure Letter.

          (as) [Deleted]

          (at) [Deleted]
                -------

          (au) Insurance.  Schedule 3.1(au) lists all insurance policies and
               ---------
bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, the amounts of coverage under each such policy and bond of the Company. To the best of the knowledge of the Principal Securityholders and the Office Staff, the Company has not been refused any requested coverage and no material claim made by the Company has been denied by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). So far as the Company and the Securityholders are aware, there is no notice of termination of, the invalidation of any coverage of or material premium increase with respect to, any of such policies.

          (av) Environmental Matters.  The Company has complied in all material
               ---------------------
respects with its obligations under all applicable statutes and/or regulations and/or orders or other provisions of law and/or compulsory codes of practice (including without limitation the laws of tort) in each case of the United Kingdom and of the European Community which protect or relate to the protection of the environment and/or the health and well being of individuals and/or other living creatures. Without limiting the foregoing none of the Properties (or land that adjoins the Properties) has been contaminated by the Company and so far as the Principal Securityholders and Office Staff are aware (without having conducted an environmental audit or property survey) none of the Properties is situate on reclaimed or filled land. The business of the Company carried on thereat does not require the Company to obtain any licence under the Environment Act 1995 and subordinate legislation.

          (aw) Backlog.  Schedule 3.1(aw) hereto sets forth a per-customer best
               -------
estimate of the backlog of orders relating to the business of the Company which it is to ship and contract work to be performed within three days of the date of this Agreement and of the Time of Closing. The Company either possesses sufficient inventory of parts, materials and personnel to produce the same within their scheduled delivery dates or such parts or materials have lead times such that the Company can acquire such parts and materials in time to produce and ship such backlog in accordance with its scheduled shipping date, as of the Closing.

          (ax) Accounts Receivable.  The amount of all debts of the Company as
               -------------------
at the date of this Agreement and as at the Time of Closing will be good and collectible in full in the ordinary course of business by March 15,1998; all accounts receivable arise from bona fide transactions in the ordinary course of business; no contest with respect to the amount or validity of any amount is pending; and none of such accounts receivable is or will at the Closing be subject to any counterclaim or setoff. The value at which accounts receivable are carried reflect the accounts receivable valuation policy of the Company. As of August 31, 1997 and as of the Closing, except as set forth in Schedule 3.1(ax), there is and will be (i) no debtor overdue in its payment by more than 30 days, (ii) no debtor that has refused (or threatened to refuse) to pay its obligation for any reason, (iii) no debtor that is insolvent or bankrupt, and
(iv) no debt which is pledged or factored to any third party by the Company.
The Company holds no deposits from customers and has received no prepaid service contract revenue or other prepaid revenue. P-Com and Purchaser shall make no claim for uncollected debts up to the amount of the bad debt provision contained in the Agreed Execution Accounts or the Completion Accounts (as defined below) nor for any amount for which a claim is made under Section 4.2(i) hereof.

          (ay) Regulation S.  Each Securityholder has complied with the
               ------------
requirements of Regulation S under the United States Securities Act of 1933, as amended ("Regulation S").

          (az) No Directed Selling Efforts.  The Securityholders are not aware
               ---------------------------
without having made any inquiry save of Satterlee Stevens Burke & Burke of any Directed Selling Efforts (as hereinafter defined) having been made in the United States with respect to the Purchase Shares by P-Com, Purchaser or its affiliates, or any person acting on behalf of any of the foregoing. In addition, the Company, its affiliates (comprising its officers, directors, shareholders holding more than 5% or more of the issued share capital of the Company or holding or subsidiary companies (as defined in Section 736 of the Companies Act 1985)), the Securityholders, and persons acting on behalf of the foregoing have not made any Directed Selling Efforts in the United States with respect to the Purchase Shares. For purposes of this Agreement, "Directed Selling Efforts" include any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Purchase Shares, including, but not limited to, the placement of an advertisement in a publication with a general circulation in the United States that refers to the offering of the Purchase Shares, the mailing of promotional materials to persons located in the United States or the holding of promotional meetings or seminars in the United States.

          (ba) Offshore Transaction.  The offer and sale of the Purchase Shares
               --------------------
qualifies as an Offshore Transaction. For purposes of this Agreement, the term "Offshore Transaction" means that:

               (1) The Company and each Securityholder was outside the United States at the time the Purchase Shares were offered to the Company and each Securityholder; and

               (2) The Company and each Securityholder was outside the United States at the time the Company or Securityholder originated the buy order for the Purchase Shares, including, but not limited to, the time when the Company and each Securityholder signed and delivered this Agreement and otherwise subscribed for or agreed to purchase the Shares.

     In this Agreement, the term "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia. Notwithstanding the foregoing definition of "Offshore Transaction," the offer and sale of the Purchase Shares to the Securityholders shall not constitute an "Offshore Transaction" if the Securityholders are acquiring the Shares for the account or benefit of any specifically targeted, identifiable group of U.S. citizens abroad, such as members of the U.S. armed forces serving overseas, but shall constitute an "Offshore Transaction" if the Securityholder is a person excluded from the definition of "U.S. Person" pursuant to Section 3.1(bb)(1)(f) of this Agreement or is a person holding an account excluded from the definition of "U.S. Person" pursuant to Section 3.1(bb)(2)(a) of this Agreement, solely in its capacity as a holder of such an account.

          (bb) Non U.S. Person.  The Company and each Securityholder is not a
               ---------------
U.S. Person, as such term is defined below, and is not acquiring the Purchase Shares for the account or benefit of any U.S. Person.

               (1) Definition of U.S. Person.  For purposes of this Agreement,
                   -------------------------
the term "U.S. Person" means:

               (a) Any natural person resident in the United States;

               (b) Any partnership or corporation organized or incorporated under the laws of the United States;

               (c) Any estate of which any executor or administrator is a U.S. Person;

               (d) Any trust of which any trustee is a U.S. Person;

               (e) Any agency or branch of a foreign entity located in the United States;

               (f) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

               (g) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

               (h) Any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction, and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act), who are not natural persons, estates or trusts.

               (2) Exclusions from Definition.  Notwithstanding the foregoing
                   --------------------------
definition of "U.S. Person":

               (a) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a U.S. Person.

               (b) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person shall not be deemed a U.S. Person if an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate, and the estate is governed by foreign law.

               (c) Any trust of which any professional fiduciary acting as trustee is a U.S. Person shall not be deemed a U.S. Person if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person.

               (d) An employee benefit plan established and administered in accordance with the laws of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. Person.

               (e) Any agency or branch of a U.S. Person located outside the United States shall not be deemed a U.S. Person if the agency or branch operates for valid business reasons, and the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

               (f) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed U.S. Persons.

          (bc) Prior Agreements.  Neither the Company nor any Securityholder has
               ----------------
entered into, or authorized any agent or representative on its behalf to enter into, any agreement or understanding (i) to sell, transfer or dispose the Purchase Shares or any part thereof to any U.S. Person or any person in the United States, or (ii) to make any short sale in the Common Stock of P-Com in the United States.

          (bd) Agents, Guarantees etc.
               ----------------------

               (1) No person is authorized to act as agent for the Company or to bind the Company otherwise than the directors of the Company and its employees.

               (2) There are no powers of attorney, guarantees, suretyships, indemnities or similar commitments (whether secured or unsecured) given by the Company in respect of which obligations or liabilities of any person other than the Company (whether actual or contingent) are still outstanding.

          (be) Data Protection Act.  The Company has complied in all material
               -------------------
respects with requirements of the Data Protection Act 1984 and in particular:

               (1) has registered as a data user under that Act for all purposes for which registration is required by the business as carried on by the Company;

               (2) has complied with the data protection principles; and

               (3) the Company has not received any written notice, letter or complaint and to the best of the knowledge of the Principal Securityholders and the Office Staff no unwritten notice or complaint alleging a breach by it of the provisions of the Data Protection Act 1984 and the Principal Securityholders and Office Staff have no reason to believe that circumstances exist which may give rise to such a notice letter or complaint.

          (bf) [Deleted]

          (bg) Purchase of Shares.
               ------------------

               (1) The Company has not at any time acted in breach of Section 151 of the Companies Act and nor has it ever given financial assistance in connection with the acquisition of its own or any holding company's shares in accordance with the provisions of section 155 of the Companies Act.

               (2) The Company has never reduced, purchased or redeemed its share capital or agreed to do so.

          (bh) No Loans.  The Company has not made in the three years prior to
               --------
the date of this Agreement or received any material loans or advanced any material monies or credit to any person, firm or company (other than credit given on normal commercial terms in the ordinary and normal course of business) which remain outstanding.

          (bi) No Partnership or Insider Contracts.  The Company is not a party
               -----------------------------------
to, nor have its profits or financial position during the three years prior to the date hereof been affected by any contract or arrangement which is not of an entirely arms length nature made on open market terms.

          (bj) No Market Conditioning.  Neither the Company nor any
               ----------------------
Securityholder nor any representative or agent of the Company or any Securityholder has undertaken any activity for the purpose of, or that reasonably could be expected to have the effect of, conditioning the market in the United States for the offer of the Purchase Shares.

          (bk) Pooling of Interests.  None of the Company nor any of its
               --------------------
Subsidiaries and no other "affiliate" of the Company has taken or failed to take, any action which would prevent P-Com or Purchaser from accounting for the purchase of the Securities for financial accounting and reporting purposes as a pooling of interests in accordance with United States generally accepted accounting principles and the pronouncements of the SEC.

          (bl) [Deleted]

Section 3.2  Representations and Warranties of P-Com.  Except as set forth in a
-----------  ---------------------------------------
letter, if applicable, referring to a particular section of this Section 3.2 of this Agreement (the "P-Com Disclosure Letter") delivered by P-Com to the Securityholders, P-Com hereby represents and warrants to the Company and each Securityholder that:

          (a) Organization.  P-Com is a corporation duly organized and validly
              ------------
existing under the laws of the State of Delaware and Purchaser is a company duly organized and validly existing under the laws of England and Wales and each has all corporate power and authority to lease, own, and operate its respective properties and assets and carry on its respective business and operations and to directly own, lease, and operate its assets. Each of P-Com and Purchaser is duly qualified or licensed to do business as a corporation, and is in good standing in each jurisdiction where the failure to qualify would have a material adverse effect on the consolidated business and operations of P-Com.

          (b) Brokers' and Finders' Fees.  Neither P-Com nor Purchaser is
              --------------------------
obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement, the Escrow Agreement or the Closing Documents, or in connection with any transactions contemplated hereby that the Company would be required or obligated to make or pay.

          (c) SEC Filings.  P-Com has filed all forms, reports and documents
              -----------
required to be filed with the United States Securities and Exchange Commission ("SEC") since March 2, 1995 (collectively, the "P-Com SEC Reports"). The P-Com SEC Reports were prepared in accordance with the requirements of the United States Securities Act of 1933, as amended ("Securities Act") or the United States Securities Exchange Act of 1934 ("Exchange Act"), as amended, as the case may be. None of such forms, reports or documents (including any financial statements or schedules included or incorporated by reference therein) filed by P-Com contained, when filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Valid Issuance of Purchase Shares.  The Purchase Shares, when
              ---------------------------------
issued and delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, subject to the warranties given by the Securityholders and the Company in paragraphs (ay), (az), (ba), (bb) and (bc) of Article III,
Section 3.1 being true and accurate, the Purchase Shares will be issued in compliance with all applicable United States and state securities laws.

          (e) Authorization of P-Com and Purchaser.  Each of P-Com and Purchaser
              ------------------------------------
has full power and authority to enter into this Agreement and the Escrow Agreement, if applicable, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and delivery of this Agreement and the Escrow Agreement, if applicable, and those other documents and instruments referred to herein or therein (the "Purchaser Closing Documents"). Each of P-Com and Purchaser has taken all necessary and appropriate action with respect to the execution and delivery of this Agreement, the Escrow Agreement and the other Purchaser Closing Documents, as applicable. This Agreement, the Escrow Agreement, and the other Purchaser Closing Documents constitute valid and binding obligations of P-Com or Purchaser (as the case may be), enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights and remedies generally or by general principles of equity.

          (f) Government Consents.  No consent, approval, order, or
              -------------------
authorization of, or registration, qualification, designation, declaration, or filing with any federal, state, local, or provincial governmental authority on the part of Purchaser or P-Com is required in connection with the consummation of the transactions contemplated hereunder.

          (g) Litigation.  There is no action, suit, proceeding, or
              ----------
investigation pending or, to the best knowledge of P-Com or Purchaser, threatened against either P-Com or Purchaser that questions the validity of this Agreement, the Escrow Agreement, the other Purchaser Closing Documents or the right of either P-Com or Purchaser to enter into this Agreement, the Escrow Agreement or the other Purchaser Closing Documents or to consummate the transactions contemplated hereby or thereby.

          (h) No Conflict or Default.  Neither the execution and delivery of
              ----------------------
this Agreement nor the Purchaser Closing Documents, nor compliance with the terms and provisions hereof and thereof, including, without limitation, the consummation of the transactions contemplated hereby and thereby, will conflict with or result in the breach of any term, condition, or provision of, in the case of P-Com, its certificate of incorporation or bylaws, and in the case of Purchaser, its Memorandum and Articles of Association, or of any material agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which either P-Com or Purchaser is a party or by which it is or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

          (i) Limitation on Liability.  Notwithstanding any provision of this
              -----------------------
Agreement, neither P-Com nor Purchaser shall be liable hereunder for a breach of its respective representations, warranties, covenants and agreements until the aggregate amount of all liabilities to the Securityholders hereunder exceeds 65,000 British Pounds Sterling, at which point such Securityholders shall be entitled to the full liability amount pursuant to this Agreement including such liability cushion.

          (j) Absent Fraud, Termination of Liability and Representations,
              -----------------------------------------------------------
Warranties, Covenants and Agreements.   The liability of P-Com and Purchaser
------------------------------------
pursuant to this Agreement (and the representations, warranties, covenants and other agreements of P-Com and Purchaser set forth in this Agreement, except otherwise set forth herein) for a breach or inaccuracy of, or a failure to perform or comply with, any or all of P-Com's or Purchaser's respective representations, warranties, covenants and agreements and all other rights, claims, actions and causes of action at law or in equity in respect of such representations, warranties, covenants and agreements shall, subject to Section 7.1(f), terminate upon the date of the publication of the independent accountants' report in P-Com's Annual Report on Form 10K that includes the audited results for the Company for the fiscal year ended December 31, 1997.

          (k) FIRPTA.  The Company does not own any real estate in the United
              ------
States, nor does it own any equity or ownership interest in any corporation, partnership or other entity which owns real estate in the United States.

ARTICLE IV  COVENANTS

Section 4.1  Covenants Against Disclosure.  The parties agree to maintain the
-----------  ----------------------------
confidentiality of the terms and conditions of this Agreement, except to the extent required by law and pursuant to the public reporting obligations of P-Com. No party shall disseminate (except to the parties to this Agreement) any press release or announcement concerning the transactions contemplated by this Agreement or the Escrow Agreement or the parties hereto or thereto without the prior written consent of P-Com and Mark Perkins or William Perkins as representatives of the Securityholders, except as required under the public reporting obligations of P-Com or as may be required to obtain consents necessary pursuant to Sections 6.1(h) and 6.2(d) hereof to consummate the transactions contemplated herein; provided that P-Com shall issue a press release describing the transaction contemplated herein at any time after the date hereof, in a form reasonably satisfactory to the Company.


Section 4.2  Accounts.
-----------  --------

          (a) On the date of this Agreement the Securityholders and the Company shall deliver to P-Com and Purchaser a draft balance sheet and profit and loss account of the Company for the year ended September 30, 1997 prepared by the Company in accordance with GAAP applied consistently with its audited balance sheet and profit and loss accounts for the year ended September 30, 1996.

          (b) As soon as practicable after the date of this Agreement and no later than October 31, 1997 the Securityholders and the Company shall deliver to P-Com and Purchaser a final balance sheet and profit and loss account of the Company for the year ended September 30, 1997 prepared in accordance with GAAP applied consistently with its audited balance sheet and profit and loss accounts for the year ended September 30, 1996 (the "Execution Accounts"). A provision for Corporation Tax will be made in the Execution Accounts based upon the taxable profits for the period from October 1, 1996 to September 30, 1997 (the "Period"). The Period will be treated as if it were a separate accounting period for taxation purposes. Full regard will be taken of taxable income, allowable expenditure incurred in the period and appropriate capital allowances. For the avoidance of doubt, allowable expenditure will include the provision for staff bonuses of (Pounds)150,000 and the bonus for M Tillcock of (Pounds)500,000 including employers' National Insurance. The rate of Corporation Tax will be the rates applicable to the profits chargeable to Corporation Tax for the period taking into account the maximum number of associated companies for the period prior to September 30, 1997.

          (c) At Closing (as defined below) the Securityholders and the Company shall deliver to P-Com and Purchaser a draft balance sheet and profit and loss account of the Company for the period from October 1, 1996 to Closing prepared in accordance with GAAP consistently with the accounts prepared in accordance with Section 4.2(b) above and with the audited balance sheet and profit and loss accounts for the year ended September 30, 1996.

          (d) Subject to Closing taking place, as soon as practicable after the Time of Closing and no later than December 31, 1997 the Securityholders shall deliver to P-Com and Purchaser the final balance sheet and profit and loss account of the Company as at Closing prepared by the Company (as approved by the Securityholders' Accountants if required by and at the cost of the Securityholders) in accordance with GAAP applied consistently with the accounts referred to in 4.2(b) above and with the audited balance sheet and profit and loss accounts for the year ended September 30, 1996 (the "Completion Accounts"). The total bad debt provision in the Completion Accounts will not exceed the total bad debt provision in the Execution Accounts.

          (e) At all times the Securityholders and the Company and P-Com and Purchaser shall procure that P-Com, Purchaser, the Securityholders and their respective representatives shall be given all reasonable access to the Company and its premises, books, files, accounts, records and other assets and information and to the Company's accountants' books, files, records and information related to the Company and the preparation of the accounts referred to in clauses (a), (b), (c) and (d) above.

          (f) P-Com/Purchaser and its accountants shall review the Execution Accounts and the Completion Accounts and no later than March 15, 1998 shall deliver to William Perkins or Mark Perkins as representatives for the Securityholders written details of potential claims against the Securityholders under Section 4.2(i) below.

          (g) If, within 10 days of service of the notice referred to in Section 4.2(f) above (or such longer period as the Securityholders and Purchaser may agree in writing), potential claims of Purchaser and the amounts to be paid to Purchaser under Section 4.2(i) are not agreed by or on behalf of the Securityholders and Purchaser, such claims settled in accordance with Section 4.2(i) and the Execution Accounts or the Completion Accounts modified accordingly (where relevant) Mark Perkins or William Perkins as representatives of the Securityholders or Purchaser may give written notice to the other to have the disputed items referred for determination in accordance with Section 4.2(h) below.

          (h) If any dispute in connection with the notices served in accordance with Section 4.2(f) cannot be resolved by agreement it shall be determined, on the referral of the Securityholders or Purchaser pursuant to Section 4.2(f) above, to an independent firm of chartered accountants of England and Wales to be agreed between the Securityholders and Purchaser or, in the absence of agreement within 5 days of notification of referral pursuant to Section 4.2(f) above, to an independent firm of chartered accountants appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales upon the application of either party. Such independent firm of chartered accountants shall act as experts and not as arbitrators and:

               (i) their fees and costs will be borne in equal shares by the Securityholders (as to one part) and Purchaser (as to another part (unless such firm directs otherwise in order to reflect the conduct of any party);

               (ii) they will have the power to receive submissions made by or on behalf of the Securityholders or Purchaser in such form as they may decide;

               (iii) they shall be allowed access to all relevant information, records and personnel and to the relevant working papers of Purchaser's accountants and the Securityholders' Accountants;

               (iv) their decision shall, in the absence of manifest error, be final and binding on the Securityholders and Purchaser.

          (i) If the Net Assets as at September 30, 1997 and/or as at the Time of Closing as determined by reference to the Execution Accounts and the Completion Accounts respectively (as agreed or determined in accordance with Section 4.2(g) or (h) (the "Agreed Execution Accounts" and the "Agreed Completion Accounts" respectively) are less than One Million Three Hundred Eighty Six Thousand Pounds ((Pounds)1,386,000) (the "Minimum Net Assets"), then a payment shall be made by the Securityholders, (at P-Com's election) to P-Com or Purchaser as follows within five (5) working days of the Net Assets as at September 30, 1997 and at the Time of Closing being agreed or determined:

               (i) If the Net Assets are below the Minimum Net Assets at September 30, 1997 and at the Time of Closing then the payment shall be equal to the difference between (A) the Minimum Net Assets and the Net Assets at September 30, 1997 and (B) the Minimum Net Assets and the Net Assets at the Time of Closing, whichever provides the greater difference (and, for the avoidance of doubt, not the aggregate of the differences).

               (ii) If the Net Assets at September 30, 1997 are greater than the Minimum Net Assets and at the Time of Closing less than the Minimum Net Assets (or vice versa) the payment shall be equal to the amount by which the Minimum Net Assets exceeds the lower of such Net Assets.

               If the Securityholders do not make the payment in cash within the time set forth above, Purchaser shall be entitled to deduct from the shares of Common Stock held pursuant to the Escrow Agreement that number of common stock with a fair market value sufficient to cover the payment owed by the Securityholders such common stock to be valued as reported on the Nasdaq National Market on the date such common stock are deducted sufficient to cover the payment owed by the Company and the Securityholders and whether payment is made in cash or in such common stock the figure of (Pounds)9,250,000 referred to in Section 2.2 shall be reduced by the amount of the payment and read accordingly.

Section 4.3  Non-Competition.
-----------  ---------------

                (a) Commencing on the Time of Closing and continuing for five
(5) years thereafter William Perkins (in consideration of payments to the trust of which William

Perkins is a beneficiary) agrees that he shall not (except in his capacity as an officer, director, and/or employee or consultant of P-Com, Purchaser or the Company), directly or indirectly, whether on his own account or as a shareholder (other than as a less than 3% shareholder of a publicly-held company (other than P-Com)), partner, director, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any or all of the following activities worldwide:

               (i) Enter into or engage in any business of the Company, P-Com or Purchaser (or any parent or subsidiary), either presently or during the term of this Section 4.3(a);

               (ii) Solicit customers, suppliers, or business patronage which results in competition with the Company, P-Com or Purchaser (and any parent or subsidiary); or

               (iii) Encourage or solicit any employees of the Company, P-Com or Purchaser (and any parent or subsidiary) to leave the employment of the Company, P-Com or Purchaser (and any parent or subsidiary) for any reason; or

               (iv) Promote or assist, financially or otherwise, any person, firm, association, corporation, or other entity engaged in the business of the Company, P-Com or Purchaser and any parent or subsidiary; or

               (v) Notwithstanding the five (5) year time limitation set forth above, ever establish or continue any business in the future using the name R T Masts Limited, RT Masts or any name capable of confusion therewith.

          (b) Without limitation, William Perkins, the Company, P-Com and Purchaser agree and intend that the covenants contained in Section 4.3(a) shall be deemed to be a series of separate covenants and agreements, one for each and every country, each state and political subdivision worldwide. If, in any judicial proceeding, a court shall refuse to enforce in such action any of the separate covenants deemed included herein, then at the option of P-Com, wholly-unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such a proceeding.

          (c) William Perkins, the Company, P-Com and Purchaser agree that due to the unique nature of the services and capabilities of William Perkins, there can be no adequate remedy at law for any breach of his obligations hereunder, that any such breach may allow William Perkins and/or third parties to unfairly compete with the Company, P-Com or Purchaser resulting in irreparable harm to the Company, P-Com or Purchaser, and therefore, that upon any such breach or any threat thereof, the Company, P-Com or Purchaser shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law.

          (d) William Perkins agrees that the covenants in Section 4.3(a) are reasonably necessary for the protection of the Company's, P-Com's and Purchaser's interests under this Agreement and are not unduly restrictive upon William Perkins.

          (e) Commencing on the Time of Closing and continuing for three (3) years thereafter Mark Perkins (in consideration of payments to the trust of which Mark Perkins is a beneficiary) agrees that he shall not (except in his capacity as an officer, director, and/or employee of P-Com, Purchaser or the Company), directly or indirectly, whether on his own account or as a shareholder (other than as a less than 3% shareholder of a publicly-held company (other than P-Com)), partner, director, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any or all of the following activities worldwide:

               (i) Enter into or engage in any business of the Company, P-Com or Purchaser (or any parent or subsidiary), either presently or during the term of this Section 4.3(e);

               (ii) Solicit customers, suppliers, or business patronage which results in competition with the Company, P-Com or Purchaser (and any parent or subsidiary); or

               (iii) Encourage or solicit any employees of the Company, P-Com or Purchaser (and any parent or subsidiary) to leave the employment of the Company, P-Com or Purchaser (and any parent or subsidiary) for any reason; or

               (iv) Promote or assist, financially or otherwise, any person, firm, association, corporation, or other entity engaged in the business of the Company, P-Com or Purchaser and any parent or subsidiary; or

               (v) Notwithstanding the three (3) year time limitation set forth above, ever establish or continue any business in the future using the name R T Masts Limited, RT Masts or any name capable of confusion therewith.

          (f) Without limitation, Mark Perkins, the Company, P-Com and Purchaser agree and intend that the covenants contained in Section 4.3(e) shall be deemed to be a series of separate covenants and agreements, one for each and every country, each state and political subdivision worldwide. If, in any judicial proceeding, a court shall refuse to enforce in such action any of the separate covenants deemed included herein, then at the option of P-Com, wholly-unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such a proceeding.

          (g) Mark Perkins, the Company, P-Com and Purchaser agree that due to the unique nature of the services and capabilities of Mark Perkins, there can be no adequate remedy at law for any breach of his obligations hereunder, that any such breach may allow Mark Perkins and/or third parties to unfairly compete with the Company, P-Com or

Purchaser resulting in irreparable harm to the Company, P-Com or Purchaser, and therefore, that upon any such breach or any threat thereof, the Company, P-Com or Purchaser shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law.

          (h) Mark Perkins agrees that the covenants in Section 4.3(e) are reasonably necessary for the protection of the Company's, P-Com's and Purchaser's interests under this Agreement and are not unduly restrictive upon Mark Perkins.

          (i) Commencing on the Time of Closing and continuing for three (3) years thereafter Andrew Perkins (in consideration of payments to the trust of which Andrew Perkins is a beneficiary) agrees that he shall not (except in his capacity as an officer, director, and/or employee of P-Com, Purchaser or the Company), directly or indirectly, whether on his own account or as a shareholder (other than as a less than 3% shareholder of a publicly-held company (other than P-Com, Purchaser or the Company)), partner, director, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any or all of the following activities worldwide:

               (i) Enter into or engage in any business competing with the business of the Company as at the date of this Agreement; or

               (ii) Solicit customers, suppliers, or business patronage which results in competition with the Company in the business of the Company as at the date of this Agreement; or

               (iii) Encourage or solicit any employees of the Company, Purchaser and any of its subsidiaries and other affiliates to leave the employment of the Company, for any reason; or

               (iv) Promote or assist, financially or otherwise, any person, firm, association, corporation, or other entity engaged in the business of the Company as at the date of this Agreement; or

               (v) Notwithstanding the three (3) year time limitation set forth above, ever establish or continue any business in the future using the name R T Masts Limited, RT Masts or any name capable of confusion therewith.

          (j) Without limitation, Andrew Perkins, the Company, P-Com and Purchaser agree and intend that the covenants contained in Section 4.3(i) shall be deemed to be a series of separate covenants and agreements, one for each and every country, each state and political subdivision worldwide. If, in any judicial proceeding, a court shall refuse to enforce in such action any of the separate covenants deemed included herein, then at the option of P-Com, wholly-unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such a proceeding.

          (k) Andrew Perkins, the Company, P-Com and Purchaser agree that due to the unique nature of the services and capabilities of Andrew Perkins, there can be no adequate remedy at law for any breach of his obligations hereunder, that any such breach may allow Andrew Perkins and/or third parties to unfairly compete with the Company, P-Com or Purchaser resulting in irreparable harm to the Company, P-Com or Purchaser, and therefore, that upon any such breach or any threat thereof, the Company, P-Com or Purchaser shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law.

          (l) Andrew Perkins agrees that the covenants in Section 4.3(i) are reasonably necessary for the protection of the Company's, P-Com's and Purchaser's interests under this Agreement and are not unduly restrictive upon Andrew Perkins.

          (m) Insofar as any of the restrictions contained in this Agreement are registerable under the Restrictive Trade Practices Act 1976 (the "RTPA") such restrictions shall to such extent not come into force until the day following the day upon which such particulars relating thereto as are required to be filed with the Office of Fair Trading ("OFT") pursuant to the RTPA shall have been received by the OFT for filing. P-Com and Purchaser shall be responsible for making such filing and the Company and the Securityholders agree to provide reasonable cooperation and assistance in relation thereto.


Section 4.4  Maintenance of Business.  During the period from the date of this
-----------  -----------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Time of Closing, the Company shall carry on its business in the usual and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present service providers and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, with the intent that its goodwill and ongoing businesses shall be unimpaired at the Time of Closing. The Company shall promptly notify P-Com and Purchaser in writing of any event or occurrence not in the ordinary course of business of the Company, and any event which could have a material and adverse effect on the business condition of the Company. References in this Section 4.4 to the Disclosure Letter shall mean the Disclosure Letter as at the date of this Agreement. Except as expressly contemplated by this Agreement, the Company, without the prior written consent of P-Com and Purchaser shall not:

          (a) Accelerate, amend or change the period of exercisability of options, warrants, stock or purchase rights or authorize cash payments in exchange therefor or perform any actions that would prohibit the pooling of interests accounting treatment, except to the extent disclosed in the Disclosure Letter;

          (b) Enter into any commitment or transaction not in the ordinary course of business to be performed over a period longer than six (6) months in duration, or, except as in accordance with its existing capital budget previously disclosed to P-Com and

Purchaser, to purchase fixed assets with an aggregate purchase price exceeding (Pounds)12,000;

          (c) Grant any severance or termination pay to any service provider, except to the extent disclosed in the Disclosure Letter;

          (d) Transfer to any person or entity any rights to the Company's Intellectual Property Rights, except licenses of Intellectual Property Rights in connection with the sale of the Company's products in the ordinary course of business consistent with past practice;

          (e) Enter into or amend any agreements pursuant to which any other party is granted marketing or other similar rights of any type or scope with respect to any products of Company;

          (f) Violate, amend or otherwise modify in any material way the terms of any contract except that with respect to transactions of the type contemplated in Section 3.1(aj) of this Agreement which shall not be violated, amended or modified in any way.

          (g) Except with prior consultation with P-Com and Purchaser, commence a lawsuit other than for the routine collection of bills;

          (h) Except to the extent disclosed in the Disclosure Letter declare or pay any dividends on or make any other distributions or pay any bonus or other form of compensation or any other consideration outside the normal course of business (whether in cash, stock or property) in respect of any shares of the Company or otherwise, or split, combine or reclassify any of its shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company, or repurchase or otherwise acquire, directly or indirectly, any shares of the Company except repurchases of shares of the Company at cost from former service providers in accordance with the terms of agreements providing for the repurchase of shares in connection with any termination of service to the Company;

          (i) Except to the extent disclosed in the Disclosure Letter issue, deliver or sell or authorize or propose the issuance, delivery or sale of or authorization of, the purchase of any shares of the Company or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of the Company upon the exercise of previously outstanding options and warrants to purchase Company's capital stock;

          (j) Cause or permit any amendments to Company's Memorandum or Articles of Association;

          (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business condition of the Company;

          (l) Sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business;

          (m) Incur any indebtedness for borrowed money other than trade debts in the normal course of business or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (n) Except to the extent disclosed in the Disclosure Letter adopt or amend any employee benefit plans, or enter into any employment contract, pay any bonus or remuneration to any service provider, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under the Company's normal employee review cycle or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice, or otherwise increase or modify the compensation or benefits payable or to become payable by the Company to any of its service providers;

          (o) Revalue any of its assets, including, without limitation, writing down the value of inventory or accounts receivable;

          (p) Liquidate or discount any debt or subject any debt to a claim or setoff;

          (q) Except to the extent disclosed in the Disclosure Letter pay, discharge or satisfy in an amount in excess of (Pounds)5,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Financial Statements or the Management Accounts;

          (r) Make any material Tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material Tax accounting method other than in the ordinary course of business and consistent with past practice, change any material Tax accounting method, file any material Tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a material Tax return other than in the ordinary course of business, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment;

          (s) Fail to pay or otherwise satisfy its material monetary obligations as they become due or consistent with past practice, except such as are being contested in good faith;

          (t) Waive or commit to waive any rights of substantial value;

          (u) Cancel, amend or, other than in the ordinary course upon expiration of a policy term, renew any material insurance policy;

          (v) Alter, or enter into any commitment to materially alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

          (w) Intentionally take or agree to take (in writing or otherwise) any action which any of the Securityholders knew or had reason to believe would make any of the representations and warranties materially incorrect or untrue; or

          (x) Except as set forth in the Disclosure Letter, enter into any transactions with any affiliates of the Company.

          (y) Maintain the Subsidiaries as dormant companies.

Section 4.5  Access to Information.  The Company will give P-Com and Purchaser
-----------  ---------------------
and their respective accountants, legal counsel and other representatives all reasonable access, during normal business hours, to all of the properties, books, contracts, commitments, and records relating to the Company's business (provided that such access shall be conducted in a manner that is not unreasonably disruptive to the Company's business) and the Company will furnish to P-Com and Purchaser, their respective accountants, legal counsel, and other representatives during such period all such information concerning its business or assets as P-Com or Purchaser may reasonably request; provided, that any furnishing of such information pursuant hereto or any investigation by P-Com or Purchaser shall not affect P-Com's or Purchaser's right to rely on, or remedies in relation to any breach of the representations, warranties, agreements and covenants made by the Company and the Securityholders in this Agreement. The Company and the Securityholders shall provide such cooperation as P-Com and Purchaser shall reasonably require in relation to the financial statements of the Company for the period ending on or before December 31, 1997, including, but not limited to, executing any and all written representations reasonably required by Purchaser's accountants.

Section 4.6  Regulation S Compliance.  The Company and each Securityholder
-----------  -----------------------
agrees to comply with all requirements of Regulation S. For a period of 40 days from the Time of Closing (the "Restricted Period"), neither it nor any of its affiliates will:

               (a) offer or sell any Purchase Shares;

               (b) engage in any Directed Selling Efforts with respect to such Purchase Shares;

               (c) offer or sell such Purchase Shares other than: (A) in accordance with Rule 903 or Rule 904 of Regulation S; (B) pursuant to registration under the Securities Act or (c) pursuant to an available exemption therefrom;

               (d) offer or sell such Purchase Shares to any U.S. Person or for the account or benefit of any U.S. Person;

               (e) enter into any short sales with respect to the Common Stock of Purchaser, and

               (f) otherwise violate Regulation S.

Section 4.7  Necessary Consents.  Prior to the Closing, the Company and the
-----------  ------------------
Securityholders will obtain such written consents and take such other actions as may be necessary or appropriate to comply with the obligations of the Company and the Securityholders under this Agreement, the Escrow Agreement and the Closing Documents to allow the consummation of the transactions contemplated thereby. The Company and the Principal Securityholders shall use all reasonable endeavours (in conjunction with P-Com and Purchaser if appropriate) to obtain such written consents and take such other actions as may be necessary or appropriate to allow the Company to continue its business after Closing when the Securities are transferred to Purchaser.

Section 4.8  Best Efforts.
-----------  ------------

          (a) The Company will perform and fulfil all obligations to be performed and fulfilled under this Agreement by it, and all the conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. The Securityholders and the Company will cooperate with Purchaser in such actions and in securing requisite approvals and shall deliver such further documents as Purchaser may reasonably request as necessary to evidence such transactions. The Securityholders guarantee the performance by the Company of its obligations hereunder up to and including the Time of Closing and for the avoidance of doubt this guarantee of such obligations up to and including the Time of Closing shall not be affected by Closing. This guarantee and Purchaser's rights under it shall not be affected or prejudiced by Purchaser varying, releasing or omitting or neglecting to enforce any of the terms of this Agreement or by any time being given to any indulgence granted to the Company or any other facts or circumstances which would or might discharge a surety or guarantee.

          (b) Purchaser and P-Com will obtain such written consents and take such other actions as may be necessary or appropriate to comply with its obligations under this Agreement, the Escrow Agreement and the Closing Documents to allow the consummation of the transactions contemplated thereby. Purchaser and P-Com will perform and fulfil all obligations to be performed and fulfilled by it under this Agreement and all the conditions precedent to the consummation of the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. Purchaser and P-Com will cooperate with the Company and the Securityholders in such actions and in securing requisite approvals and shall deliver such further documents as the Company or the Securityholders may reasonably request as necessary to evidence such transactions.

Section 4.9  Exclusivity; Acquisition Proposals.
-----------  ----------------------------------

          (a) The Securityholders and the Company shall not knowingly, directly or indirectly, through any officer, director, agent or representative of the Company (including, without limitation, investment bankers, attorneys, accountants and consultants), or otherwise:

               (i) solicit, initiate or further the submission of proposals or offers from, or enter into any agreement with, any firm, corporation, partnership, association, group or other person or entity, individually or collectively (including, without limitation, any managers or employees of the Company or any affiliates), other than Purchaser and its professional advisors (a "Third Party"), relating to any acquisition or purchase or license of all or any material portion of the assets of, or any equity interest in, the Company or any merger, consolidation or business combination with the Company;

               (ii) participate in any discussions or negotiations regarding, or furnish to any Third Party any confidential information with respect to the Company, P-Com or Purchaser in connection with any acquisition or purchase or license of all or any material portion of the assets of, or any equity interest in, the Company or any merger, consolidation or business combination with the Company; or

               (iii) cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to undertake or seek to undertake any acquisition or purchase or license of all or any material portion of the assets of, or any equity interest in, the Company or any merger, consolidation or business combination with the Company.

          (b) In the event that, prior to termination of this Agreement, the Company receives any offer or indication of interest from any Third Party relating to any acquisition or purchase or license of all or any portion of the assets of, or any equity interest in, the Company or any merger, consolidation or business combination with the Company, the Securityholders shall cause the Company to promptly notify Purchaser in writing, and shall in any such notice, set forth in reasonable detail the identity of the Third Party and the terms and conditions of any proposal.

          (c) The Securityholders shall cause the Company to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party with respect to any of the foregoing.

Section 4.10  Breach of Representations, Warranties, Agreements and Covenants.
------------  ---------------------------------------------------------------
The Company and the Securityholders shall not intentionally take, or deliberately fail to take, any action between the date hereof and the Time of Closing which they know would cause or constitute a material breach of any of the Warranties. In the event of, and promptly after becoming aware of, the actual, pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, the Securityholders and the Company shall give detailed written notice thereof to P-Com and Purchaser and shall use all reasonable endeavours to prevent or promptly remedy such breach or inaccuracy.

Section 4.11  Legal Conditions.  P-Com and Purchaser shall take all reasonable
------------  ----------------
actions necessary to comply promptly with all legal requirements which may be imposed on either of them with respect to the consummation of the transactions set forth herein and will promptly cooperate with and furnish information to the Company and the Securityholders in connection with any such requirements imposed upon them in connection with the consummation of the transactions set forth herein. P-Com and Purchaser shall take all reasonable actions to obtain (and to cooperate with the Company and the Securityholders in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by P-Com or Purchaser) in connection with the consummation of the transactions set forth herein or the taking of any action contemplated thereby or by this Agreement, and to defend such lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby as P-Com and Purchaser deem advisable in good faith, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby as P-Com and Purchaser deem it advisable in good faith, and to effect all necessary registrations and filings and submissions of information as P-Com and Purchaser deem advisable in good faith required by any Governmental Entity, and to fulfil all conditions to this Agreement.

Section 4.12  Shareholders' Meeting.  The Securityholders shall, unless they
------------  ---------------------
otherwise resign, cause all directors and current officers of the Company and the Subsidiaries to resign as of the Closing.

Section 4.13  No Transfer.  Each Securityholder agrees not to sell, offer for
------------  -----------
sale, assign, transfer or otherwise encumber any of the Securities to any third party other than Purchaser. Each Securityholder also waives any rights of first offer or refusal or similar rights that it has with respect to the transfer of any Security by any Securityholder to P-Com or Purchaser.

Section 4.14  Legal Conditions of the Company and the Securityholders.   The
------------  -------------------------------------------------------
Company and the Securityholders shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions set forth herein and will promptly cooperate with and furnish information to P-Com or Purchaser in connection with any such requirements imposed upon them in connection with the consummation of the transactions set forth herein. The Company and the Securityholders shall take all reasonable actions to obtain (and to cooperate with P-Com and Purchaser in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by the Company and the Securityholders in connection with the consummation of the transactions set forth herein or the taking of any action contemplated thereby or by this Agreement and to defend such lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby as the Company and the Securityholders deem advisable in good faith, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby as the Company and the Securityholders deem it advisable in good faith, and to effect all necessary registrations and filings and submissions of information as the Company and the Securityholders deem advisable in good faith required by any Governmental Entity and to fulfil all conditions to this Agreement.

Section 4.15  Pooling Treatment.  Purchaser, the Company and each Securityholder
------------  -----------------
agree that they will not take any action, or fail to take any action, to prevent P-Com and Purchaser from accounting for the purchase of the Securities for financial accounting and reporting purposes as a pooling of interests in accordance with United States generally accepted accounting principles and the pronouncements of the SEC. Concurrently with the execution of this Agreement, the accountants for each of P-Com and the Company shall provide the other with a draft opinion in writing in a form acceptable to the other that such transaction may be accounted for as a pooling of interests transaction.


ARTICLE V    CLOSING

Section 5.1  Time of Closing.  The transactions contemplated by this Agreement
-----------  ---------------
shall be completed (the "Closing") with the expectation that the Closing shall occur on or about November 24, 1997, and no later than December 1, 1997 unless otherwise agreed to in writing by Purchaser and the Securityholders (the "Time of Closing"). The Closing shall take place at the London office of Brobeck, Hale and Dorr or at such other place or date as may be agreed to in writing by P-Com and Purchaser, William Perkins or Mark Perkins as representatives of the Securityholders and the Company. The "Closing" shall mean the deliveries to be made by the parties hereto at the Time of Closing in accordance with this Agreement.

Section 5.2  Deliveries by Company and Securityholders.  At the Closing, the
-----------  -----------------------------------------
Securityholders and the Company, as applicable, shall deliver to Purchaser, all duly and properly executed, the following:

          (a) Certificates and Instruments.  Certificates representing the
              ----------------------------
Securities accompanied by duly executed stock transfers accompanied by irrevocable powers of attorney in the form attached hereto as Exhibit 5.2 duly executed by each Securityholder authorizing Purchaser or its nominee to exercise all voting or other rights attaching to the securities until registration of Purchaser or its nominee as the holders thereof or, in the case of Securities to be surrendered, instruments effecting such surrender.

          (b) Escrow Agreement.  The Escrow Agreement in the form attached
              ----------------
hereto as Exhibit 2.2 duly executed by the Company and each Securityholder.

          (c) Corporate Minute Books.  The corporate minute books of the Company
              ----------------------
and its subsidiaries duly updated as of the Closing accompanied by the share certificates of all the issued shares of the Subsidiaries.

          (d) Certificate of Good Standing.  Certificate of Good Standing dated
              ----------------------------
as of a recent date, with respect to the Company and its subsidiaries issued by Companies House.

          (e) Closing Documents.  All other Closing Documents and performance of
              -----------------
the transactions contemplated hereby.

          (f) Books and Records.  All of the existing share registers and
              -----------------
statutory records of the Company and such subsidiaries including certificates of incorporation, the company seal, register of members, share certificate book.

          (g) Consents.  Evidence that all consents, approvals, or
              --------
authorizations of or notifications to any third parties (including governmental agencies), if any, required to issue and exchange the Securities for the consideration set forth herein, and to consummate the transactions contemplated hereby, have been obtained or made, as applicable, by the Company and/or the Securityholders.

          (h) Certificate.  A certificate from the Managing Director of the
              -----------
Company and the Securityholders, dated the Closing Date, containing the information required pursuant to Section 6.1(f).

          (i) [Deleted]

          (j) Service Agreements.  Executed Service Agreements in the form
              ------------------
attached hereto as Exhibit 5.2(j)(ii) executed by Mr. M. Perkins and Michael Tillcock.

          (k) Deed of Tax Indemnity.  A deed of tax indemnity (the "Tax Deed")
              ---------------------
in the form attached hereto as Exhibit 5.2(k) duly executed as a deed by each of the Securityholders.

          (l) Resignations.  Resignations of the directors and officers of the
              ------------
Company and each Subsidiary, each such resignation to be in the form attached hereto as Exhibit 5.2(l) and executed as a deed and the resignation of Coopers & Lybrand as independent accountants of the Company and of each subsidiary.

          (m) Pooling Opinions.  An opinion from Coopers & Lybrand as to that
              ----------------
firm's concurrence regarding the appropriateness of pooling of interests accounting for the purchase of the Securities under the Accounting Principles Board Opinion No. 16.

          (n) Charges and Liens.  All liens other than those arising in the
              -----------------
ordinary course of business and all charges on the Company's assets shall have been discharged and removed and all necessary filings made at Companies House in relation thereto.

          (o) Disclosure Letter.  A disclosure letter updated at the Time of
              -----------------
Closing in a form and substance accepted in writing by P-Com, such acceptance not to be unreasonably withheld or delayed in respect of disclosures arising after the date of this Agreement.

          (p) Bank Loans.  Statements of account for every current, deposit,
              ----------
loan and other account of the Company as of Closing.

          (q) Minutes.  Minutes of the board of directors of the Company and of
              -------
each of the Subsidiaries accepting the resignations of the directors and officers referred to in Section 5.2(l) above and appointing the nominees of Purchaser to the board and as Company Secretary.

          (r) Deed of Resignation and Appointment of Trustees.   The deed of
              -----------------------------------------------
resignation and appointment of the trustees of the R T Masts Pension Schemes in the form set out in Exhibit 5.2(r).

          (s) Non-Competition Agreements.  Non-Competition Agreements in the
              --------------------------
form attached hereto as Exhibit 8.16, duly executed by each of William Perkins, Mark Perkins and Andrew Perkins.

          (t) Service Agreements.  Services Agreements in the form attached
              ------------------
hereto as Exhibit 5.2(j)(ii), duly executed by each of Mark Perkins and Michael Tillcock.

          (u) Other Documents.  Such other documents and instruments as
              ---------------
Purchaser or its counsel shall reasonably deem necessary to consummate the transactions contemplated hereby.

     All documents delivered to P-Com and Purchaser under this Agreement shall be in form and substance reasonably satisfactory to P-Com and Purchaser. Documents in the Agreed Form or in the form attached to this Agreement are in a form satisfactory to P-Com and Purchaser. Nothing in this Agreement shall oblige Purchaser to buy any of the securities or otherwise complete this Agreement unless the sale and purchase of all operable securities is reasonably completed simultaneously.

Section 5.3  Sale of all Securities.
-----------  ----------------------

               (a) Purchaser may in its absolute discretion waive in writing any requirement contained in Section 5.2 or Section 6.1.

               (b) The Securityholders (acting unanimously) may in their absolute discretion waive any requirement contained in Section 5.4 or Section 6.2.

               (c) Purchaser shall not be obliged to complete the purchase of any of the Securities unless the purchase of all the Securities is completed in accordance with this Agreement.

Section 5.4  Deliveries by Purchaser.  At the Closing, Purchaser shall deliver,
-----------  -----------------------
or cause to be delivered, to the Company and/or the Securityholders or into escrow, as applicable, all duly and properly executed, the following:

          (a) Payment.  (Pounds)8,350,000 of the Purchase Shares, as calculated
              -------
in accordance with Section 2.2 hereof, shall be delivered to the Securityholders at the Time of Closing. (Pounds)900,000 of the Purchase Shares, as calculated in accordance with Section 2.2 hereof, shall be delivered at the Time of Closing into escrow set forth in Section 2.2(i) and evidence satisfactory to the Securityholders' Solicitors that both such payments have been made. For the avoidance of doubt, receipt by the Securityholders' Solicitors of faxed copies of the share certificates in respect of the Purchase Shares and written faxed confirmation by the issuing transfer agent that the Purchase Shares have been issued shall be deemed to be evidence satisfactory to the Securityholders' Solicitors.

          (b) Resolutions.  A copy of the resolutions of the Board of Directors
              -----------
of P-Com and Purchaser, certified by their corporate secretary as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement, the Escrow Agreement and the Closing Documents and performance of the transactions contemplated hereby by P-Com and Purchaser.

          (c) Consents.  Evidence that all consents, approvals or authorizations
              --------
of or notifications to any third parties (including governmental agencies), if any, required to purchase the Securities and to consummate the transactions contemplated hereby have been obtained or made, as applicable, by P-Com and Purchaser.

          (d) The Escrow Agreement in the form attached hereto as Exhibit 2.2 duly executed by P-Com, Purchaser and by Brobeck, Phleger & Harrison.

          (e) The Service Agreements and Proprietary Information and Inventions Agreements referred to in Section 5.2(j) duly executed by P-Com, Purchaser and/or the Company as appropriate.

          (f) The Tax Deed duly executed as a Deed by Purchaser and/or P-Com in the form attached hereto as Exhibit 5.2(k).

          (g) Disclosure Letter.  Any Disclosure Letter of P-Com or Purchaser
              -----------------
updated at the Time of Closing in a form and substance accepted in writing by Mark Perkins or William Perkins as representatives of the Securityholders, such acceptance not to be unreasonably withheld or delayed in respect of disclosures arising after the date of this Agreement.

          (h) Pooling Opinion.  An opinion from Price Waterhouse as to that
              ---------------
firm's concurrence regarding the appropriateness of pooling of interests accounting for the purchase of the Securities under the Accounting Principles Board Opinion No. 16.

          (i) Other Documents.  Such other documents and instruments as the
              ---------------
Securityholders or their counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

     All documents delivered to the Securityholders shall be in form and substance reasonably satisfactory to the Securityholders.

Section 5.5  Further Assurances.  At or after the Time of Closing, each party
-----------  ------------------
shall prepare, execute, and deliver, at the expense of the party requesting the actions or execution, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action within their immediate control, as any party shall reasonably request of any other party at any time or from time to time in order to perfect, confirm, or evidence in Purchaser title to the Securities or to consummate, in any other manner, the terms and provisions of this Agreement or to comply with any applicable United Kingdom or United States laws, statutes, local laws, licensing requirements, rule and regulations and judicial and governmental administration decisions.


ARTICLE VI  CONDITIONS PRECEDENT TO OBLIGATIONS

Section 6.1  Conditions to Obligations of P-Com and Purchaser.  Each and every
-----------  ------------------------------------------------
obligation of Purchaser to be performed at the Closing shall be subject to the satisfaction as of or before the Time of Closing of the following conditions (unless waived in writing by P-Com or Purchaser):

          (a) Certificates for Securities.  Purchaser shall have received all
              ---------------------------
written certificates and other documents evidencing the Securities.

          (b) Representations and Warranties.  The Company and the
              ------------------------------
Securityholders shall deliver to P-Com and Purchaser an updated Disclosure Letter dated as of the Time of Closing as set out in Section 5.2(o) in respect of disclosures arising after the date of this Agreement. The representations and warranties of the Company and the Securityholders set forth in Section 3.1 of this Agreement shall be true and correct when made and shall be true and correct at and as of the Time of Closing as if such representations and warranties were made as of such date and time.

          (c) Performance of Agreement.  All covenants, conditions, and other
              ------------------------
obligations under this Agreement which are to be performed or complied with by the Securityholders and the Company, as the case may be, including Board of Directors and shareholder approval, shall have been fully performed and complied with at or prior to the Time of Closing, including the delivery of the instruments and documents in accordance with

Section 5.2 hereof.

          (d) No Material Adverse Effect.  During the period from September 30,
              --------------------------
1997 to the Closing, there shall not have been any material and adverse effect on the business condition or prospects of the Company.

          (e) Absence of Governmental or Other Objection.  There shall be no
              ------------------------------------------
pending or threatened lawsuit challenging the transaction by any body or agency of the United Kingdom, U.S federal, state, or local government, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Time of Closing.

          (f) Certificate of Managing Director and Securityholders.  The Company
              ----------------------------------------------------
shall have delivered to Purchaser a certificate executed by its Managing Director and the Securityholders, dated the date of the Closing, to the effect that the conditions set forth in subsections (a), (b), (c) and (d) of this
Section 6.1, have been satisfied.

          (g) Execution of Escrow Agreement.  Purchaser shall have received
              -----------------------------
fully executed copies of the Escrow Agreement from each of the Securityholders.

          (h) Third Party Consents.  The Company shall as detailed in Section
              --------------------
3.1(ae) have obtained all third party change of control or ownership consents and approvals required under any of the Contracts.

          (i) Proprietary Agreements.  The Company shall have delivered such
              ----------------------
Proprietary Information and Inventions Agreements in the form attached hereto as
Exhibit 5.2(j)(i) as have been signed by employees and consultants of the Company.

          (j) Securityholder Agreement.  The Company shall have delivered a
              ------------------------
Securityholder Agreement in the form attached hereto as Exhibit 6.1(j), duly executed by each Securityholder.

          (k) Documents.  All documents delivered to P-Com or Purchaser under
              ---------
this Agreement shall be in form and substance reasonably satisfactory to P-Com or Purchaser. Documents in the Agreed Form or in the form attached to this Agreement are in a form satisfactory to Purchaser.

          (l) Schedules.  If necessary or appropriate, the Company shall have
              ---------
updated or amended all schedules required by this Agreement, all such updated or amended schedules in form and substance accepted by P-Com in writing such acceptance not to be unreasonably withheld in respect of updates or amendments arising after the date of this Agreement.

          (m) Tax Forms.  Each of the Securityholders shall have provided to P-
              ---------
Com and Purchaser an executed Form W-8 or Form W-9 properly reporting the transactions set forth in this Agreement.

          (n)  Other Matters.
               -------------

               (i) Between September 30, 1997 and the Closing Date, the Company shall not have suffered any damage, destruction or loss by reason of fire, flood, accident, or other casualty, of such character as would interfere in a materially adverse way with the continuous operation of the Company's business, regardless of whether or not such loss was covered by insurance;

               (ii) no strike shall be on-going on the Closing Date.

          (o) Tax Deed.  P-Com and Purchaser shall have received fully executed
              --------
copies of the Tax Deed.

          (p) Pooling of Interests Transaction.  P-Com shall have received an
              --------------------------------
opinion from Price Waterhouse, LLP and the Company shall have received an opinion from Coopers & Lybrand to the Company regarding each firms' concurrence regarding the appropriateness of pooling of interests accounting for the purchase of the Securities under the Accounting Principles Board opinion No. 16.

          (q) The Company shall have delivered a Non-Competition Agreement in the form attached hereto as Exhibit 8.16, duly executed by each of William Perkins, Mark Perkins and Andrew Perkins.

          (r) The Company shall have delivered Service Agreements in the form attached hereto as Exhibit 5.2(j)(ii), duly executed by each of Mark Perkins and Michael Tillcock.


Section 6.2  Conditions to Obligations of the Company and the Securityholders.
-----------  ----------------------------------------------------------------
Each and every obligation of the Company and the Securityholders to be performed at the Time of Closing shall be subject to the satisfaction as of or before such time of the following conditions (unless waived in writing by the Company or William Perkins or Mark Perkins as representatives of the Securityholders):

          (a) Performance of Agreement.  All covenants, conditions, and other
              ------------------------
obligations under this Agreement which are to be performed or complied with by, as the case may be, P-Com or Purchaser shall have been fully performed and complied with at or prior to the Time of Closing, including the delivery of the instruments and documents in accordance with Section 5.4 hereof.

          (b) Execution of Escrow Agreement.  The Securityholders shall have
              -----------------------------
received fully executed copies of the Escrow Agreement.

          (c) Absence of Governmental or Other Objection.  There shall be no
              ------------------------------------------
pending or threatened lawsuit challenging the transaction by any body or agency of the United Kingdom, US federal, state or local government, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Time of Closing.

          (d) No Material Adverse Effect.  During the period from the date
              --------------------------
hereof until the Closing, there shall have been no material and adverse effect on the financial condition of P-Com and its subsidiaries taken as a whole. For purposes of this Section 6.2(e), a "material and adverse effect" shall be defined as the bankruptcy of P-Com, the placing of P-Com into receivership or a similar catastrophic event relating to the value of the Purchase Shares (but not including a change in the value of P-Com's Common Stock as quoted on the Nasdaq
NMS).

          (e) The Securityholders shall have received all written certificates and other documents evidencing (Pounds)8,350,000 of the Purchase Shares, as calculated in accordance with Section 2.2 hereof, and Brobeck Phleger & Harrison LLP shall have received all written certificates and other documents evidencing (Pounds)900,000 of the Purchase Shares, as calculated in accordance with Section
2.2 hereof, and has confirmed (in writing) such receipt to the Securityholders' Solicitors.

          (f) The representations and warranties of P-Com and Purchaser set forth in Section 3.2 of this Agreement were true and correct when made save as disclosed in the P-Com Disclosure Letter and shall be true and correct as of the Time of Closing as if such representations and warranties were made as of such date and time.

          (g) The Securityholders shall have received fully executed copies of the Tax Deed.

          (h) The Securityholders shall have received an opinion from Coopers & Lybrand and P-Com shall have received an opinion of Price Waterhouse LLP to P-Com regarding each firms' concurrence regarding the appropriateness of pooling of interests accounting for the purchase of the securities under the Accounting Principles Board Opinion No. 16.


ARTICLE VII   INDEMNIFICATION

Section 7.1  Survival of Representations, Warranties, Covenants and Agreements.
-----------  -----------------------------------------------------------------

               (a) Notwithstanding any investigation conducted at any time with regard thereto by or on behalf of any party, all representations, warranties, covenants, and agreements of the Company and each Securityholder shall survive the execution, delivery, and performance of this Agreement, except as set forth herein. All representations and warranties of the Company and the Securityholders set forth in this Agreement shall be deemed to have been made again by the Company and each Securityholder at and as of the Closing. No investigation made by or on behalf of P-Com or Purchaser or any of their respective affiliates with respect to the Company (including the Subsidiaries) and the Securityholders shall be deemed to affect P-Com's or Purchaser's reliance on the representations, warranties, covenants and agreements of the Company and the Securityholders and shall not be a waiver of P-Com's or Purchaser's or any of their respective affiliates' rights to indemnification as herein provided. No investigation made by or on behalf of the Company or the Securityholders or any of its respective affiliates with respect to P-Com or Purchaser shall be deemed to affect the Company's or the Securityholders' reliance on the representations, warranties, covenants and agreements of P-Com and Purchaser and shall not be a waiver of the Company's or the Securityholders' rights to indemnification as herein provided. All representations and warranties of Purchaser and P-Com set forth in this Agreement shall be deemed to have been made again by P-Com and Purchaser at and as of Closing.

          (b) As used in this Article VII, except as otherwise indicated in this
Article VII, any reference to a representation, warranty, agreement, or covenant contained in any Section of this Agreement shall include the schedule relating to such Section.

          (c) P-Com and Purchaser may take action for any breach or non-fulfilment of any warranties, covenants, undertakings, agreements and representations on behalf of any other party or parties before or after Closing notwithstanding that such breach or non-fulfilment was known to or discoverable by P-Com and/or Purchaser before completion and notwithstanding that P-Com and/or Purchaser should delay or otherwise fail to exercise its rights hereunder or generally in such response.

          (d) Nothing in this Agreement shall be construed as limiting in any way the remedies that may be available to a party in the event of fraud relating to any of the representations, warranties, agreements or covenants made by any other party in this Agreement.

          (e) Notwithstanding the expiration date of the representations, warranties, covenants and agreements of the Company and the Securityholders set forth herein, if Purchaser or any parent (including without limitation P-Com) or subsidiary of Purchaser shall notify the Securityholders, the Escrow Agent or the Escrow Committee pursuant to the Escrow Agreement with respect to the submission of a claim during the time period of survivability of the representations, warranties, covenants and agreements of the Company and the Securityholders, each Securityholders' liability or obligation for Damages (as hereinafter defined) shall continue in full force and effect until settled.

          (f) Notwithstanding the expiration date of the representations, warranties, covenants and agreements of P-Com and Purchaser set forth herein if the Securityholders or the Company shall notify P-Com or Purchaser with respect to the submission of a claim during the time period of survivability of the representations, warranties, covenants and agreements of P-Com or Purchaser each of P-Com's and Purchaser's liability shall continue in full force and effect until settled, provided that the Securityholders and the Company notify brief particulars of the claim to Purchaser and P-Com forthwith on becoming aware of the same and within three months of the date of such notification the claim is settled or proceedings are issued and served on P-Com and Purchaser in respect of the same.

Section 7.2  Indemnification; Escrow Deposit of Purchase Shares.
-----------  --------------------------------------------------

          (a) The Company and each of the Securityholders (regardless of the party making the representation, warranty, covenant or agreement) shall, to the extent of the Escrow Shares, indemnify, reimburse, defend and hold harmless each of P-Com, Purchaser and each of its respective parent, holding and subsidiary companies as defined in Section 736 of the Companies Act 1985 (other than the Securityholders) against any and all losses, liabili ties, damages, demands, claims, suits, actions, judgments, and causes of action, assessments, costs, and expenses, including, without limitation, interest, penalties, attorneys' and other reasonable fees, and expenses properly incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting from, imposed upon, or incurred or suffered, directly or indirectly, by P-Com and/or Purchaser and any of its respective affiliates (other than the Securityholders), directly or indirectly, as a result of or arising from or in connection with any inaccuracy in or breach or non-fulfilment of any of the representations, warranties, covenants, or agreements made by any of the Securityholders or the Company in this Agreement or the Escrow Agreement or any facts or circumstances constituting such an inaccuracy, breach, or non-fulfilment.

          (b) The Company and the Securityholders hereby agree, jointly and severally, to indemnify and hold harmless P-Com and Purchaser and each of their respective parent, holding and subsidiary companies (as defined in Section 736 of the Companies Act 1985) against any and all losses, liabilities, damages and courses of action, assessments, costs and expenses, including without limitation, interest, penalties, attorneys' fees and any and all expenses incurred in investigating, preparing and defending against any litigation commenced or threatened:

               (i) which arises as a result of the assets of any of the Pension Schemes being insufficient to secure fully any relevant benefits for members of such Pension Schemes accrued in respect of service up to August 31,1997 on the basis of the Minimum Funding Requirement basis of valuation and in relation to any shortfall between such Minimum Funding Requirement calculation and actual liabilities under the Pension Schemes;

               (ii) as a result of benefits payable under the Pension Schemes not complying with Article 119 of the Treaty of Rome.

          (c) Absent fraud (for which the liability of the Securityholders shall not be limited hereunder) and except for the Securityholders' obligations with respect to the representations, warranties, covenants and agreements contained in Sections 3.1(m)(i), 3.1(m)(iii) and 4.2 of this Agreement, for which the Securityholders shall be liable to P-Com, Purchaser or each of its respective parent, holding and subsidiary companies in an amount not to exceed (Pounds)2,250,000 Purchaser shall use the Escrow Shares as its sole and exclusive recourse for the Company's and the Securityholders' obligations, representations, warranties and agreements (or breach thereof) pursuant to this Agreement, the Tax Deed and the Escrow Agreement.

          Absent fraud (for which the liability of P-Com and Purchaser shall not be limited hereunder) the liability of P-Com and Purchaser for their respective obligations, representations, warranties, covenants and agreements (or breach thereof) pursuant to this Agreement and the Escrow Agreement shall be limited to (Pounds)900,000 in the aggregate.

          (d) The parties agree that the procedure for indemnification provided for in this Article VII of this Agreement shall be subject to and effected in accordance with the provisions set forth in the Escrow Agreement.

          (e) The liability of the Company under the warranties and representations set out in Section 3.1 ceases absolutely at the Time of Closing.


Section 7.3  Termination of Indemnity and Representations and Warranties.
-----------  -----------------------------------------------------------
          (a) Absent fraud or a breach of the obligations of the Securityholders pursuant to Section 4.3 hereof (for which the liability of the Securityholders shall not be limited in amount or duration hereunder), the indemnity obligations of the Company and the Securityholders pursuant to this Article VII (and the representations, warranties, covenants and other agreements of the Company and the Securityholders set forth in this Agreement, except otherwise set forth herein) for a breach or inaccuracy of, or a failure to perform or comply with, any or all of the Company's and the Securityholders' respective representations, warranties, covenants and agreements and all other rights, claims, actions and causes of action at law in respect of such representations, warranties, covenants and agreements and all liabilities of the Company and the Securityholders under the Tax Deed shall terminate upon the earlier of March 31, 1998 or the publication date of the independent accountants' report in P-Com's Annual Report on Form 10-K that includes the audited results for the Company for the fiscal year ended December 31, 1997; provided, however that the indemnity obligations of the Securityholders with respect to representations and warranties contained in Sections 3.1(m)(i) and 3.1(m)(iii) and such representations and warranties shall terminate upon the date one (1) year from and after the Time of Closing. For purposes of the indemnifications set forth herein, the fair market value of one share of P-Com, Inc. Common Stock shall equal the per share price used in calculating the Purchase Price.

          (b) Absent fraud (for which the liability of P-Com and Purchaser shall not be limited in amount or duration hereunder), the obligations of P-Com and Purchaser pursuant to the representations, warranties, covenants and other agreements of P-Com and Purchaser set forth in this Agreement, except otherwise set forth herein for a breach or inaccuracy of, or a failure to perform or comply with, any or all of P-Com's and Purchaser's respective representations, warranties, covenants and agreements and all other rights, claims, actions and causes of action at law in respect of such representations, warranties, covenants and agreements and all liabilities of P-Com and Purchaser shall terminate upon the earlier of

March 31, 1998 or the publication date of the independent accountants' report in P-Com's Annual Report on Form 10-K that includes the audited results for the Company for the fiscal year ended December 31, 1997.

Section 7.4  Limitation on Indemnification.  Notwithstanding any provision of
-----------  -----------------------------
this Article VII, P-Com and Purchaser shall each be entitled to indemnification under this Article VII, and all other rights, claims, actions and causes of action in respect of the representations, warranties, covenants and agreements herein contained and under the Tax Deed, only when the aggregate amount of all entitlements to indemnification hereunder and under the Tax Deed exceeds 65,000 British Pounds Sterling, at which point P-Com or Purchaser shall be entitled to the full amount pursuant to this Article VII and not just the excess over (Pounds)65,000 including such liability cushion. P-Com and Purchaser shall not be entitled to both claim more than once in respect of each matter giving rise to indemnification. This Section 7.4 shall not apply to any claim made in respect of Section 4.2.

Section 7.5  Limitations.
-----------  -----------

          (a) Provided that (i) where the total of all claims made by Purchaser, P-Com and its affiliates pursuant to this Agreement and the Tax Deed is less than (Pounds)900,000 and the Securityholders have previously irrevocably and unconditionally satisfied in full such claims or (ii) where the total of all such claims is more than (Pounds)900,000 and the Securityholders have previously irrevocably and unconditionally satisfied to the fullest extent possible such claims by the Escrow Shares, P-Com and Purchaser shall and shall procure that the Company and the parent, holding company and subsidiary of P-Com, Purchaser or Company shall (subject to the remainder of this Section 7.5(a)) reimburse to the Securityholders all amounts (not exceeding the aggregate sum paid by the Securityholders) paid by the Securityholders in respect of any claim which is subsequently recovered by Purchaser, P-Com or the Company and the parent, holding company and subsidiary of P-Com, Purchaser or Company (as the case may be) from any insurance company or other third party directly referable to the subject matter of such claim. Such reimbursement shall be paid by Purchaser, P-Com or the Company (as the case may be) promptly after the receipt of such amount from the relevant insurance company or third party. Purchaser, P-Com or the Company (as the case may be) shall deduct from any amounts received (x) its costs and expenses incurred in recovering such sum from the third party or insurance company (including any taxation payable by reason of the receipt thereof) and (y) (where the foregoing (ii) above applies) the amount of any unsatisfied claims;

     (b) Subject to Purchaser, P-Com and the Company being secured and indemnified to their respective satisfaction against all costs and expenses which they may incur, Purchaser hereby undertakes to use and to procure that the Company uses its reasonable endeavours to enforce any rights to recover such sums from insurers or other third parties and will keep the Securityholders fully informed of its actions and take such action as they reasonably request;

     (c) No Claims under the Agreement shall be made against the
Securityholders:

          (i) to the extent that the breach giving rise to a possible claim occurs or is increased by reason of any voluntary act or transaction which occurs after Closing carried out or effected by Purchaser or the Company where the act or transaction is not in the ordinary course of its business and is not carried out by or under the direction of any Securityholder or as a consequence of any act or omission on or before Closing of any of the Securityholders or the Company or any shareholder or officer thereof or any associate or connected person of all or any of the foregoing; and Purchaser was aware (otherwise than through the knowledge of any Securityholder or any present director officer or employee of the Company) or ought reasonably to have been so aware through disclosures fairly and expressly made in the Disclosure letter that such act or transaction would give rise to the claim concerned;

          (ii) by reason of any matter which would not have arisen but for the coming into force of any legislation not in force at the date of this Agreement which takes effect retrospectively to the period before Closing or;

          (iii) by reason of the withdrawal of any extra statutory concession made by the Inland Revenue (or any other fiscal authority) and presently in operation;

          (iv) to the extent specific allowance, provision or reserve has been or is made in the Financial Statements or the Agreed Execution Accounts or the Agreed Completion Accounts in respect of the matter to which such liability relates;

          (v) to the extent that the breach giving rise to a possible claim arises as a result of any change in the basis of accounting after the date of this Agreement except where effected in order to conform to GAAP not previously adopted by the Company or any change in the accounting reference date of the Company after the date of this Agreement;

     (d) Purchaser shall be entitled to claim both under the Agreement and the Tax Deed by reference to the same subject matter but the Securityholders shall not be liable in respect of any breach of any warranty, undertaking or agreement given in this Agreement if and to the extent that the loss occasioned thereby has been recovered under the Tax Deed and vice versa;

     (e) Notwithstanding anything expressed or implied in this Agreement or the Escrow Agreement or the Closing Documents to the contrary, any payment by the Securityholders pursuant to a claim shall be treated for all purposes by the parties as a reduction in the consideration payable for the Securities and the purchase consideration shall be modified accordingly;

     (f) The provisions of Clause 3 of the Tax Deed shall apply mutatis mutandis to any claims under the Tax Warranties set out in paragraphs (k) to (x) inclusive of Article III and shall be deemed to be set out herein in full.

     (g) Nothing in this Section 7.5 shall limit the liability of any Securityholder thereunder to the extent that such Securityholder has been fraudulent or wilfully deceptive or has deliberately failed to disclose to Purchaser information known to him or her.

ARTICLE VIII   MISCELLANEOUS PROVISIONS

Section 8.1  Notice.  All notices and other communications required or permitted
-----------  ------
under this Agreement shall be delivered to the parties at the address set forth below their respective signature blocks, or at such other address that they designate by notice to all other parties in accordance with this Section 8.1:

If to the Company
or Securityholders: W R Perkins
                    c/o Coopers & Lybrand
                    Corporate Finance Department
                    Central Business Exchange
                    Midsumer Boulevard
                    Central Milton Keynes
                    MK9 2DF
                    United Kingdom
                    Telecopy No.:   44-1908-353100

with a copy to:     Howes Percival
                    252 Upper Third Street
                    Grafton Gate East
                    Central Milton Keynes
                    MK9 1DZ
                    United Kingdom
                    Attn.: Brandon W. Ransley
                    Telecopy No.: 44-1908 692447

If to P-Com:        P-Com, Inc.
                    3175 S. Winchester Boulevard
                    Campbell, California 95008
                    Attn: Michael Sophie
                    Telecopy No.: (408) 866-3678

If to Purchaser:    P-Com Services (UK) Limited
                    8300 Boone Boulevard
                    Suite 800
                    Vienna, VA 22182
                    Attn:  William Welch
                    Telecopy No.:  (703) 917-4398
with a copy to:     Brobeck, Phleger & Harrison LLP
                    Two Embarcadero Place
                    2200 Geng Road
                    Palo Alto, CA 94303
                    Attn: Warren T. Lazarow, Esq.
                    Telecopy No.: (415) 496-2733

All notices and communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and
(iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

Section 8.2  Entire Agreement.  This Agreement, the exhibits and schedules
-----------  ----------------
hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter other than any misrepresentation or breach of warranty which constitutes fraud.

Section 8.3  Binding Effect; Assignment.  This Agreement and the various rights
-----------  --------------------------
and obligations arising hereunder shall inure to the benefit of and be binding upon the Securityholders, their successors and permitted assigns, the Company, its successors and permitted assigns, P-Com, its successors and permitted assigns and Purchaser and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) (i) by any of Purchaser, P-Com or the Company without the prior written consent of W R Perkins or M Perkins acting as representative of all the stockholders, (ii) by any Securityholder without the prior written consent of P-Com and Purchaser.

Section 8.4  Expenses of Transaction.  P-Com and Purchaser shall bear their own
-----------  -----------------------
respective costs and expenses in connection with this Agreement and the transactions contemplated hereby for their own account. The Securityholders shall bear their own costs and expenses in connection with this Agreement and the transactions contemplated hereby. The Company shall not (unless stated otherwise in this Agreement, the Escrow Agreement or the Closing Documents) be liable for any costs or expenses in connection with this Agreement and the transactions contemplated.

Section 8.5  Waiver; Consent.  This Agreement may not be changed, amended,
-----------  ---------------
terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

Section 8.6  Third-Party Beneficiaries.  Except as otherwise expressly provided
-----------  -------------------------
for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation, or legal entity, other than the parties hereto, any rights, remedies, or other benefits under or by reason of this Agreement other than rights of beneficiaries under the trusts referred to in the list of parties to this Agreement.

Section 8.7  Counterparts.  This Agreement may be executed simultaneously in
-----------  ------------
multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 8.8  Severability.  If one or more provisions of this Agreement are held
-----------  ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 8.9  Governing Law.
-----------  -------------

          (a) Save as provided in paragraph (b) of this Section 8.9, this Agreement and the Escrow Agreement shall in all respects be construed in accordance with and governed by the laws of England and Wales.

          (b) The issue, listing and dealing in the Purchase Shares and the representations, warranties, covenants and agreements related thereto shall be governed by the laws of the State of California, United States and the Federal laws of the United States.

          (c) Except as set forth in this Agreement and the Escrow Agreement, the parties hereto submit to the non-exclusive jurisdiction of the High Court in London, England for the purpose of hearing and determining any dispute arising out of this Agreement and the Escrow Agreement and for the purpose of enforcement of any judgment against their respective assets.

          (d) Except as set forth in this Agreement and the Escrow Agreement, none of the parties will object to any disputed matter arising from this Agreement and the Escrow Agreement being dealt with, heard or transferred to the High Court of London.

          (e) The parties hereby agree that service of any Writ, notice or other document for the purpose of any proceedings in such Court shall be duly served upon it if delivered or sent by registered post in the case of the Securityholders to the Securityholders Solicitors marked for the attention of
Ref: BWR and in the case of Purchaser Brobeck, Hale and Dorr, Hasilwood House, 60 Bishopsgate, London EC2N 4AJ marked for the attention of Ref: JHB/DMG.

          (f) In the case of the issue, listing and dealing in the Purchase Shares and the representations, warranties, covenants and agreements relating thereto, the parties hereto submit to the non-exclusive jurisdiction of the courts in the County of Santa Clara or the Federal Courts in California, U.S.A. None of the parties will object to such disputed matters being dealt with, heard or transferred to such courts.

Section 8.10  No Reliance.  The Company and the Securityholders understand and
------------  -----------
agree that they are relying solely on their own investigations of P-Com and Purchaser to enter into this Agreement and are not relying on any oral or written representation or warranty (including, without limitation, any forecasts or projections) other than those representations and warranties of P-Com and Purchaser specifically set forth in writing herein. Moreover, the Company and the Securityholders understand and agree that the market price of P-Com's Common Stock has fluctuated significantly in the past and will fluctuate significantly in the future and such fluctuations are often unrelated to the operating performance of P-Com. The Company and the Securityholders have read and understand (or have had the opportunity to read) the risk factors set forth in P-Com's report on Form 10Q for the quarter ended June 30, 1997 and the registration statement on Form S-3 declared effective on July 31, 1997 provided or made available to the Company and the Securityholders and have received advice thereon from Coopers & Lybrand. The Company and the Securityholders agree that the analyst reports about P-Com provided to them have not been written, adopted or endorsed by P-Com or its management and represent independent views of independent parties.

Section 8.11  Other Remedies.  Any and all remedies set forth in this Agreement
------------  --------------
and in the Closing Documents and related agreements conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party; and the exercise of any one remedy will not preclude the exercise of any other.

Section 8.12   Mutual Drafting.  This Agreement is the joint product of
-------------  ---------------
Purchaser, the Company and the Securityholders, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Purchaser, the Company and the Securityholders, and their respective counsel, and shall not be construed for or against any party hereto.

Section 8.13  Attorneys Fees.  If any action at law or in equity is necessary to
------------  --------------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 8.14  Appointment and Indemnity of Escrow Committee.
------------  ---------------------------------------------

          (a) By approval of this Agreement, the Securityholders shall appoint William Perkins and George Roberts as committee members pursuant to the Escrow Agreement. Such committee (the "Escrow Committee") shall have all of the authority granted pursuant to the Escrow Agreement.

          (b) The members of the Escrow Committee and the escrow agent shall not be liable to anyone whatsoever by reason of any error or judgment or of any act done or step taken or omitted by it in good faith or for any mistake of fact or law as is provided in the Escrow Agreement.

Section 8.15  Guarantee.
------------  ---------

          (a) In consideration of the Company and the Securityholders agreeing to enter into this Agreement P-Com as primary obligor hereby guarantees to each of the Company and the Securityholders the due performance by Purchaser of all Purchaser's obligations under this Agreement, the Escrow Agreement and the Closing Documents.

          (b) The liability of P-Com under its guarantee under Clause 8.15(a) shall not be discharged or impaired by any amendment to or variation of this Agreement, the Escrow Agreement or the Closing Documents by any release of or granting of time or other indulgence to Purchaser or any third party or any other act, event or omission which but for this Section would operate to impair or discharge the liability of P-Com under its guarantee.

Section 8.16  Non-Competition Agreements.  The Securityholders understand and
------------  --------------------------
agree that the Non-Competition Agreements for William Perkins, Mark Perkins and Andrew Perkins, duly executed copies of which are attached hereto as Exhibits 8.16(a), 8.16(b) and 8.16(c) respectively, form part of the consideration for P-Com and Purchaser to enter into this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Executed (but not delivered until       )
the date hereof) as a deed              )
by P-COM, INC.                          )
a Delaware Corporation                  )
acting by:                              )



                    ................................
                    Director



                    ................................
                    Director/Officer


Executed (but not delivered until       )
the date hereof) as a deed              )
by P-COM SERVICES (UK) LIMITED          )
acting by:                              )



                    ................................
                    Director



                    ................................
                    Director/Secretary

Executed (but not delivered until       )
the date hereof) as a deed              )
by R.T. MASTS LIMITED                   )
acting by:                              )



                    ................................
                    Director



                    ................................
                    Director/Secretary



Executed (but not delivered until       )
the date hereof) as a deed              )
by ANDREW WILLIAM PERKINS               )
in the presence of:-                    )

Witness:-

Signature

Name

Address


Occupation


Executed (but not delivered until       )
the date hereof) as a deed              )
by MARY PERKINS in the presence of:-    )

Witness:-

Signature

Name

Address


Occupation

Executed (but not delivered until       )
the date hereof) as a deed              )
by MARK ROBERT PERKINS                  )
in the presence of:-                    )

Witness:-

Signature

Name

Address


Occupation


Executed (but not delivered until       )
the date hereof) as a deed              )
by JACQUELINE PERKINS                   )
in the presence of:-                    )

Witness:-

Signature

Name

Address


Occupation


Executed (but not delivered until       )
the date hereof) as a deed              )
by PETER LEWIS CLAYSON                  )
in the presence of:-                    )

Witness:-

Signature

Name

Address


Occupation

Executed (but not delivered until       )
the date hereof) as a deed              )
by IRENE CLAYSON in the presence of:-   )

Witness:-

Signature

Name

Address


Occupation

Executed (but not delivered until       )
the date hereof) as a deed              )
by WILLIAM ROBERT PERKINS,              )
MARY PERKINS, MARK ROBERT               )
PERKINS AND ANDREW WILLIAM              )
PERKINS AS TRUSTEES OF THE ANDREW       )
PERKINS TRUST in the presence of:-      )

Witness:-

Signature

Name

Address


Occupation


Executed (but not delivered until   )
the date hereof) as a deed          )
by WILLIAM ROBERT PERKINS,          )
MARY PERKINS, MARK ROBERT           )
PERKINS AND ANDREW WILLIAM          )
PERKINS AS TRUSTEES OF THE MARK     )
PERKINS TRUST in the presence of:-  )

Witness:-

Signature

Name

Address

Occupation

Executed (but not delivered until       )
the date hereof) as a deed              )
by MARK ROBERT PERKINS AND              )
ANDREW WILLIAM PERKINS                  )
AS TRUSTEES OF THE PERKINS 1997         )
TRUST in the presence of:-              )

Witness:-

Signature

Name

Address


Occupation


Executed (but not delivered until       )
the date hereof) as a deed              )
by IRENE CLAYSON AND PETER LEWIS        )
CLAYSON  AS TRUSTEES OF THE CLAYSON     )
1997 INTEREST IN POSSESSION TRUST       )
in the presence of:-                    )

Witness:-

Signature

Name

Address


Occupation

Executed (but not delivered until       )
the date hereof) as a deed              )
by MARK ROBERT PERKINS AND              )
JACQUELINE PERKINS AS TRUSTEES OF       )
THE RYAN PERKINS TRUST                  )
in the presence of:-                    )

Witness:-

Signature

Name

Address

Occupation

Executed (but not delivered until       )
the date hereof) as a deed              )
by MARK ROBERT PERKINS AND              )
JACQUELINE PERKINS AS TRUSTEES OF       )
THE AIMEE PERKINS TRUST                 )
in the presence of:-                    )

Witness:-

Signature

Name

Address

Occupation

Executed (but not delivered until       )
the date hereof) as a deed              )
by MARK ROBERT PERKINS AND              )
JACQUELINE PERKINS AS TRUSTEES OF       )
THE KATHRYN PERKINS TRUST               )
in the presence of:-                    )

Witness:-

Signature

Name

Address

Occupation